                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                 Amendment No. 1



Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                        DIGITAL DESCRIPTOR SYSTEMS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                               446 LINCOLN HIGHWAY
                            FAIRLESS HILLS, PA 19030


January 8, 2003

Dear Digital Descriptor Systems, Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Digital Descriptor Systems, Inc., a Delaware Corporation ("DDSI") to be held on February 25, 2003 at 10:00 a.m., local time, at DDSI Headquarters, 446 Lincoln Highway, Fairless Hills, Pennsylvania 19030.

The matters proposed for consideration at the meeting are:

   o  the election of four directors;

   o the increase in the number of authorized shares of our Common Stock from 150,000,000 to 750,000,000;

   o to approve up to a 1 to 20 reverse stock split of all of Digital Descriptor System Inc.'s authorized Common Stock;

   o the ratification of the appointment of WithumSmith+Brown as our independent accountants for the current fiscal year; and

   o the transaction of such other business as may come before the meeting or any adjournment thereof.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about us and our operations.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed Proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

I hope you will be able to attend the Annual Meeting and look forward to seeing you on February 25, 2003.


Very truly yours,

Robert Gowell
Chairman of the Board

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                               446 LINCOLN HIGHWAY
                            FAIRLESS HILLS, PA 19030

                        --------------------------------
                            NOTICE OF ANNUAL MEETING
                                 January 8, 2003
                        --------------------------------



     The Annual Meeting of Stockholders of Digital Descriptor Systems, Inc. will be held at DDSI Headquarters, 446 Lincoln Highway, Fairless Hills, Pennsylvania on February 25, 2003 at 10:00 a.m., local time, for the following purposes:

   1. To elect four directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected; and

   2. To approve the action the Board has requested of increasing the stock authorized to seven hundred fifty million (750,000,000) shares.

   3. To approve an amendment to the Certificate of Incorporation in order to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, from one newly issued share for each ten outstanding shares of Common Stock to one newly issued share for each twenty outstanding shares of Common Stock

   4. To approve the appointment of WithumSmith+Brown as auditors for Digital Descriptor Systems, Inc.

   5. To transact such other business as may properly come before the Annual Meeting of Stockholders.

     Holders of record of Common Stock at the close of business on January 10, 2003 are the only stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.


                                                 Michael J. Pellegrino
                                                 Secretary

                                               TABLE OF CONTENTS


Proxy Statement...........................................................  4
Proposal One:  Election of Directors......................................  6
Directors' Compensation...................................................  7
Board of Directors and Committee Meetings.................................  7
Board Committees..........................................................  7
Certain Relationships and Related Transactions............................  8
Executive Compensation....................................................  8
Option Grants.............................................................  9
Security Ownership of Certain Beneficial Owners and Management............  10
Proposal Two: Increase the Authorized Shares of Common Stock..............  15
Proposal Three:  Provide for a Reverse Split of the Common Stock..........  17
Proposal Four:  Appointment of Independent Auditors.......................  22
Other Matters.............................................................  24
Index to Financial Statements.............................................
      Independent Auditors Reports........................................  F-1
      Balance Sheets......................................................  F-3
      Statements of Operations............................................  F-4
      Statement of Shareholders' Equity (Deficiency)......................  F-5
      Statements of Cash Flows............................................  F-6
      Notes to Financial Statements.......................................  F-8
      Summary Financial Information.......................................  F-19
      Management's Discussion and Analysis or Plan of Operation...........  F-20
      Results of Operations...............................................  F-20

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                               446 LINCOLN HIGHWAY
                            FAIRLESS HILLS, PA 19030

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------


                                                             January 8, 2003

     This Proxy Statement and the accompanying Proxy card are furnished in connection with the solicitation by the Board of Directors of Digital Descriptor Systems, Inc. (the "Company") of proxies to be voted at the 2002 Annual Meeting of Stockholders (the "Meeting"). The approximate mailing date of this Proxy Statement is January 27, 2003. A Proxy may be revoked at any time before it is voted at the meeting by submitting a later-dated Proxy or by giving written notice of such revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the meeting and cancel any Proxy previously given.

     When you sign and return the enclosed Proxy the shares represented thereby will be voted for the nominees for director listed in the Proxy card, unless otherwise indicated on the Proxy. The enclosed Proxy also permits you to withhold authority for one or more nominees.

                                VOTING SECURITIES

     All holders of record of the Company's Common Stock at the close of business on January 10, 2003 are entitled to vote at the Meeting. Each share entitles the holder to one vote. The persons appointed by the enclosed Proxy card have advised the Board of Directors that it is their intention to vote at the meeting and comply with the instructions on the Proxy cards received from stockholders and, if no contrary instruction is indicated on the Proxy card, for the election of the persons nominated to serve as directors and in accordance with the recommendations of the Board of Directors on any other matter brought before the meeting.

Voting of Proxies

     When you sign, date and return the enclosed Proxy, the shares represented by the Proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the Proxy card. If your Proxy card is signed and returned without specific voting instructions, your shares of the Common Stock will be voted as recommended by the directors:

                  "FOR" the election of Robert Gowell, Vincent Moreno, Michael Pellegrino and Anthony Shupin for directors;

                  "FOR" the approval to increase the stock authorized from one hundred fifty million (150,000,000) to seven hundred fifty million (750,000,000) shares.

                  "FOR" the approval to provide for a one time stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, from one newly issued share for each ten outstanding shares of Common Stock to one newly issued share for each twenty outstanding shares of Common Stock

                  "FOR" the approval to appoint WithumSmith+Brown as auditors for Digital Descriptor Systems, Inc.

     You may revoke your Proxy at any time before it is voted at the Meeting by submitting a later-dated proxy or by giving written notice of revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the Meeting and cancel any Proxy previously given.

     Directors will be elected at the Meeting by a majority of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Abstentions and broker non-votes are counted as shares present for determination of a quorum, but are not counted as "For" or "Against" votes on any item to be voted on and are not counted in determining the amount of shares voted on an item.

     The cost of all solicitation will be borne by the Company.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

     The Board of Directors is composed of four members. The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. Each director is elected to hold office until the next annual meeting of stockholders or until a director's successor is elected and qualified or until a director's death, resignation or removal.

     The following summary information sets forth information concerning the Company's directors and nominees:

     Robert Gowell was appointed Co-Chairman and Chief Executive Officer on January 25, 2002. He is a retired Deputy U.S. Marshal who has worked out of the New York and Pennsylvania offices from 1991-2001 (10 years). He earned his B.S. in Management and Finance from the City University of New York. He is currently working on his MBA at Kutztown University.

     Vincent Moreno provides DDSI with over 30 years of experience from a technical and business environment, with the past 23 years at the executive management level. He served as Vice President of Technology for ADP for 13 years (1976 through 1989). For six years (from 1989 to 1995), as President and CEO, he ran Mainstem Corporation, a national provider of software services. He was Vice President of Operations at DDSI from 1996 to 1998 (2 years). Most recently (1998 to 2002, 4 years), he was President and General Manager of PayPlus Software, Inc., a provider of payroll software to the Professional Employer Organization marketplace. Mr. Moreno is adept in setting strategic direction and is experienced in the reengineering of corporate operating units. As a member of the board, he brings guidance, direction, and vision to the Companies' strategic planning.

     Michael Pellegrino joined the Company in 1995. On January 25, 2002 he was appointed President, Chief Operating Officer and Chief Financial Officer, Secretary and a Director of the Company. For eleven years prior (from 1984 to 1995), Mr. Pellegrino was Vice President and CFO of Software Shop Systems, Inc. From 1979 to 1984 (5 years), he was a regional controller for Capital Cities/ABS, and for seven years earlier (1972-1979) as Director of Financial Systems for ADP. Mr. Pellegrino has a Bachelors degree in accounting from MSU and a Masters in Finance from Rutgers University, after which he worked at Touche Ross for 3 years.

     Anthony Shupin's experience includes over 20 years of executive management, sales and marketing management and project and program management with technology computing, aerospace and professional services companies. As a Business Development Executive in the Communications and Media practice at Deloitte Consulting from 9/2000 to 9/2001, Mr. Shupin directed activities and resources targeted at strategic global accounts. Prior to Deloitte, he served as Vice President of John Richard Associates, Inc. a management consulting firm specialized in telecommunications from 7/1999 to 9/2000. His background also includes roles as Director of International Business Development at Space Imaging for 10 years (from 1989 to 1999), L.P. where responsibilities included supervising the International Groundstation Network and establishing global strategic relationships concerning the acquisition and distribution of high resolution satellite imagery. Mr. Shupin has also served as Vice President, Sales and Marketing at Remark Industries, Inc. from 1986 to 1989 (3 years), which marketed and manufactured products such as on-line lottery and electronic gaming devices, medical monitoring and analysis devices. Prior to Remark Industries, he held management and account management positions at Wang Laboratories from 1981 to 1986 (5 years) and Xerox Corporation in Princeton, New Jersey from 1978 to 1981 (3 years). A graduate of Colby College, Waterville, Maine, Mr. Shupin has extended his education at Rutgers University, Cook College in Geographic Information Systems and Remote Sensing training. He has been an invited speaker at various international symposiums and has published articles regarding market analysis and access, education and technical assessment.

                             DIRECTORS' COMPENSATION

     Directors will not receive compensation for their services as members of the Board of Directors. Directors will receive reimbursement for expenses in attending directors meetings where applicable. Under the 1996 Director Option Plan, if approved by the stockholders, each director who is not an officer or employee of the Company automatically receives a grant of an option to purchase 50,000 shares of the Company's Common Stock effective as of the date such person becomes a director and thereafter a grant of an option to purchase 1,000 shares of the Company's Common Stock on the date of each of the Company's regular annual meeting if he or she has served on the Board of Directors for at least six months.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     There were five (5) Board of Directors meetings held in year 2001 and six
(6) meetings held as of December 31, 2002. The directors had the option to attend via conference call.

                                BOARD COMMITTEES

     The Board of Directors has established three committees: the Compensation Committee, the Stock Option Committee and the Audit Committee, each of which is briefly described below. The Board of Directors has no other committees.

Compensation Committee

     The Compensation Committee reviews and approves the Company's compensation philosophy and programs covering executive officers and key management employees. The Committee also determines compensation of officers and senior employees of the Company, other than the President, and makes recommendations to the Board of Directors concerning the compensation of the President of the Company. The Compensation Committee also determines any grants of stock or stock options under the Consultants and Advisors Plan to non-employee consultants and advisors. The Compensation Committee did not meet in 2001.

     On February 28, 2002 the Board of Directors appointed Robert Gowell, Vincent Moreno and Anthony Shupin to the Compensation Committee. The Compensation Committee has met once in 2002.

Stock Option Committee

     The Stock Option Committee reviews and approves the Company's stock option and stock purchase plans covering employees, including the implementation of new plans if desirable. The Committee also determines grants of stock options under the 1994 Stock Option Plan and the terms of stock options granted, including number of shares covered by an option, the date of grant and the fixing of the exercise price. The Stock Option Committee did not meet in 2001.

     On February 28, 2002 the Board of Directors appointed Robert Gowell, Vincent Moreno and Anthony Shupin to the Stock Option Committee.

Audit Committee

     The Audit Committee meets with management to review the scope and results of audits performed by the Company's independent accountants. The Committee also meets with the independent auditors and with appropriate Company financial personnel about internal controls and financial reporting. The Committee is the agent of the Board of Directors in assuring the adequacy of the Company's financial, accounting and reporting control processes. The Committee is also responsible for recommending to the Board of Directors the appointment of the Company's independent accountants.

     The Audit Committee has reviewed and discussed the audited financial statements with management.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The items discussed were general accounting matters including proper treatment and recording impairment of assets and deferred revenue calculation.

     The Audit Committee has reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board standard No. 1, as may be modified and supplemented, and has discussed with the independent accountant the independent accountant's independence.

     Based on the above review and discussions with management and the independent accountant's, the Audit Committee recommended that the audited financials be included in the Company Annual Report on Form 10K for the last fiscal year for filing with the Commission.

     The Audit Committee met once in 2001 and consisted of John Boyle, Robert Gowell and Robert Martin. On February 28, 2002, the Board of Directors appointed Robert Gowell, Vincent Moreno and Anthony Shupin to serve on the Audit Committee. The Board of Directors has not adopted a written charter for the audit committee. They met once in 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During May 1996, the Company loaned Mr. Cohn $125,000. Interest is accrued on this amount at one point over prime and was payable together with the principal on August 13, 1999. Accrued interest on this loan was $40,525 at December 31, 2000. Subsequently, the Company's Board of Directors agreed to extend the maturity date of this note indefinitely. On February 22, 2002 Mr. Cohn made a payment of $23,615.39. In 2001, due to uncertainty as to whether the Company will collect the note, a reserve for uncollectable notes was recorded in the amount of $177,400.

Compensation of Directors and Executive Officers

     The following table summarizes the compensation earned and paid by the Company to each Officer and to all Executive Officers as a group for services rendered in all capacities during the year ended December 31, 2001:

                           Summary Compensation Table
                                                                    Long Term Compensation
                  Annual Compensation                      Awards            Payouts
   (a)            (b)    (c)       (d)     (e)         (f)        (g)       (h)          (I)
Name                                        Other                 Securities             All
and                                         Annual     Restricted Underlying             Other
Principal                                   Compen     Stock      Options/  LTIP         Compen
Position Year             Salary   Bonus   sation($)   Award($)   Sar (#)   Payouts($)   sation ($)
Garrett Cohn*
President/CEO     1999  $160,000     0         0          0          0          0          0
Michael J.
  Pellegrino
President & COO   2001  $110,000     0         0          0          0          0          0
Michael Ott**
V.P/ Director     2001  $110,000     0         0          0          0          0          0
 Randy Hall***
   V/P            2001  $ 73,500     0         0          0          0          0          0

  *Mr. Cohn resigned as President and Chief Executive Officer effective
   January 25, 2002.
   Mr. Cohn resigned as Co-Chairman of the Board of Directors effective July 23, 2002
 **Mr. Ott resigned from the Company effective March 30, 2001
***Mr. Hall resigned from the Company effective October 18, 2002

Options/Sar Grants in Last Fiscal Year
--------------------------------------

                              Number of      % of Total
                              Securities     Options/SARS
                              Underlying     Granted to
                              Options/SARS   Employees in   Exercise or Base
Name                          Granted        Fiscal Year    Price ($/Sh)       Expiration Date
----                          ------------   ------------   ----------------   ---------------
Garrett U. Cohn*, CEO             0              N/A              N/A                N/A
Michael J. Pellegrino, CFO        0              N/A              N/A                N/A
Randy Hall**, VP Operations       0              N/A              N/A                N/A

Aggregated Option/Sar Exercises
  *Mr. Cohn resigned as President and Chief Executive Officer effective
   January 25, 2002.
   Mr. Cohn resigned as Co-Chairman of the Board of Directors effective July 23, 2002
 **Mr. Hall resigned from the Company effective October 18, 2002

         None exercised

Employment Agreements

     Mr. Gowell was appointed as Chief Executive Officer effective January 25, 2002. He does not have an employment agreement and is not receiving any compensation. Mr. Gowell has been associated with the company as an investor and previous board member for over three years.

     Garrett Cohn resigned as Co-Chairman and Director of the Board of Directors effective July 23, 2002 for personal reasons. He resigned as President and Chief Executive Officer effective January 25, 2002. In July, 1994 the Company entered into a 5 year employment agreement with Mr. Cohn which entitled him to a base salary of $150,000 per year which may at the Board of Directors discretion adjust his base salary (but not below $150,000 per year) or grant a bonus. Though past the five-year period, the present employment agreement is to remain in affect until July 18, 2002. In the interim, Mr. Cohn was granted an increase in his annual base salary of $10,000, making his new base salary $160,000. The Company shall also furnish Mr. Cohn with an automobile and automobile expenses. In addition, Mr. Cohn has received non accountable expense allowances of $11,000, $49,713 and $81,450 in 2000, 1999 and 1998 respectively.

     Michael J. Pellegrino, President, Chief Operating Office and Chief Financial Officer. In March 2002, the Company entered into a two-year employment agreement with Mr. Pellegrino, which entitled him to a base salary of $115,000 per year which may at the Board of Directors discretion adjust his base salary (but not below $115,000 per year). Mr. Pellegrino is also entitled to participate in the Annual Management Bonus Plan. As a participant in the Annual Management Bonus Plan, Mr. Pellegrino will be eligible to receive bonuses, based on performance, in any amount from 0% to 100% of the Base Salary. In addition, Mr. Pellegrino shall participate in the Management Equity Incentive Plan. As a participant in the Management Equity Incentive Plan, Mr. Pellegrino will be eligible to receive options, which vest over a period of time from the date of the option's issue, to purchase common shares of the Company. The Company shall grant to Mr. Pellegrino, within ninety days of the date of the Agreement, options to purchase such number of common shares of the Company equal to 1% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company may also grant to the Employee, following the first anniversary of the date of the Agreement and at the sole discretion of the Board of Directors, options to purchase such number of common shares of the Company equal to 0.25% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company shall also furnish Mr. Pellegrino with an automobile and automobile expenses.

     Michael Ott**, Vice President of Sales and Director. In July, 1998, the Company entered into a two-year employment agreement with Mr. Ott, which entitled him to a base salary of $110,000 per year which may at the Board of Directors discretion adjust his base salary (but not below $110,000 per year). Though past the two-year period, this employment agreement is to remain in affect until a new employment agreement is drafted. Mr. Ott is also entitled to participate in the Annual Management Bonus Plan. As a participant in the Annual Management Bonus Plan, Mr. Ott will be eligible to receive bonuses, based on performance, in any amount from 0% to 100% of the Base Salary. In addition, Mr. Ott shall participate in the Management Equity Incentive Plan. As a participant in the Management Equity Incentive Plan, Mr. Ott will be eligible to receive options, which vest over a period of time from the date of the option's issue, to purchase common shares of the Company. The Company shall grant to Mr. Ott, within ninety days of the date of the Agreement, options to purchase such number of common shares of the Company equal to 1% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company may also grant to the Employee, following the first anniversary of the date of the Agreement and at the sole discretion of the Board of Directors, options to purchase such number of common shares of the Company equal to 0.25% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). **Mr. Ott resigned from the Company effective March 30, 2001

     Randolph Hall, Vice President Sales. In March 2002, the Company entered into a two-year employment agreement with Mr. Hall, which entitled him to a base salary of $73,500 per year which may at the Board of Directors discretion adjust his base salary (but not below $73,500 per year). Mr. Hall is also entitled to participate in the Annual Management Bonus Plan. As a participant in the Annual Management Bonus Plan, Mr. Hall will be eligible to receive bonuses, based on performance, in any amount from 0% to 100% of the Base Salary. In addition, Mr. Hall shall participate in the Management Equity Incentive Plan. As a participant in the Management Equity Incentive Plan, Mr. Hall will be eligible to receive options, which vest over a period of time from the date of the option's issue, to purchase common shares of the Company. The Company shall grant to Mr. Hall, within ninety days of the date of the Agreement, options to purchase such number of common shares of the Company equal to 1% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company may also grant to the Employee, following the first anniversary of the date of the Agreement and at the sole discretion of the Board of Directors, options to purchase such number of common shares of the Company equal to 0.25% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company shall also furnish Mr. Hall with an automobile and automobile expenses.

     Mr. Hall resigned from the Company effective October 18, 2002.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth current information relating to the beneficial ownership of the Common Stock of the Company by (i) each person owning beneficially more than 5 percent of the outstanding shares of Common Stock, (ii) each Director of the Company and (iii) all Executive Officers and Directors of the Company as a group: Percentage of beneficial ownership is based upon 61,351,387 shares of Common Stock outstanding at December 31, 2002.

                                               Beneficial Ownership
Name and Address                                 of Common Stock
Of Beneficial Owner                               No. of Shares
-------------------                               -------------

Garrett U. Cohn
Buffalo Grove, IL 60089                 1,695,000(1)         2.76%

Michael Pellegrino
Brielle, NJ 08730                         335,000            0.54%

Randolph Hall
Collegeville, PA 19426                    398,000            0.64%

Robert P. Martin
Seattle, WA  98119                      3,099,000(2)         5.05%

Robert Gowell
Allentown, PA  18104                       96,300            0.02%

Norman Cohn
Radnor, PA 19087                          840,000            1.36%

AJW Partners, LLC (4)
Roslyn, NY 11576                      427,793,000(5)         88.0%(16)

New Millennium Capital Partners II (6)
Roslyn, NY 11576                      427,793,000(7)         88.0%(16)

AJW Qualified Partners (8)
Roslyn, NY  11576                      51,512,500(9)         46.0%(16)

AJW Offshore (10)
Roslyn, NY  11576                      51,512,500(11)        46.0%(16)

Corey Ribotsky (12)                   958,611,000(13)        94.0%(16)

Bristol Investment Fund, Ltd. (14)
Cayman Islands                        280,000,000(15)        82.0%(16)

Paul Kessler and Diana Kessler (14)   280,000,000(15)        82.0%(16)

All Officers & Directors
As a Group                              6,463,300(3)         9.16%

Total                                 620,254,800
________________________________________

     (1) Garrett U. Cohn owns 60,000 shares of stock. In addition, Mr. Cohn has the right to vote 840,000 shares of stock held of record by Norman Cohn pursuant to a Voting Trust Agreement described below, and, as a result of such voting rights, such shares are included in the shares shown as beneficially owned by Garrett U. Cohn. Mr. Cohn resigned as President and Chief Executive Officer of Digital Descriptor Systems effective January 25, 2002. He resigned as Co-Chairman of the Board of Directors effective July 23, 2002

     (2) Mr. Martin holds 2,399,000 in direct holdings and 700,000 in indirect holdings. Mr. Martin resigned from the Board of Directors on January 3, 2002.

     (3) Of the total Officers and Director's shares, 43,000 shares are options which are 10 year options with a three-year vesting period, vesting 1/3 each year with a strike price of thirty-three cents ($0.33). The remaining 1,275,000 options are 10 year options that are fully vested at varying strike prices.

     (4) AJW Partners, LLC is a private investment fund that is structured as a limited liability company whose members are the investors in the fund. The managing member of the fund is SMS Group, LLC, a limited liability company, which manages the operations of the fund (the "Management Company"). The manager of the Management Company, Mr. Corey Ribotsky, is responsible for the operations of the Management Company. As the control person of the shares owned by AJW Partners, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

     (5) Concerning AJW Partrners: Assuming $427,793 of 12% Convertible Debentures ($203,500 plus $44,290.50 interest dated March 9, 2001, $125,000 plus $15,000 interest dated December 31, 2001, and $37,500 plus $2,502.50 interest dated June 11, 2002) converted at fifty percent (50%) of stock price of $0.002. AJW Partners is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

     (6) New Millennium Capital Partners II, LLC is a private investment fund that is structured as a limited liability company whose members are the investors in the fund. The managing member of the fund is First Street Manager II, LLC, a limited liability company which manages the operations of the fund (the "Management Company"). The manager of the Management company, Mr. Corey Ribotsky, is responsible for the operations of the Management Company. As the control person of the shares owned by New Millennium Capital Partners II, Mr. Corey S. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

     (7) Concerning New Millennium Capital Partners II: Assuming $427,793 of 12% Convertible Debentures ($203,500 plus $44,290.50 interest dated March 9, 2001, $125,000 plus $15,000 interest dated December 31, 2001, and $37,500 plus $2,502.50 interest dated June 11, 2002) converted at fifty percent (50%) of stock price of $0.002. New Millennium Capital Partners II is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

     (8) AJW Qualified Partners is a private investment fund whose members are the investors in the fund. The managing member of the fund is AJW Manager, LLC, a limited liability company, which manages the operations of the fund (the "Management Company"). The manager of the Management Company, Mr. Corey Ribotsky, is responsible for the operations of the Management Company. As the control person of the shares owned by AJW Qualified Partners, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

     (9) Concerning AJW Qualified Partners: Assuming $51,512.50 of 12% Convertible Debentures ($50,000 plus $1,512.50 interest dated September 30,
2002) converted at fifty percent (50%) of stock price of $0.002. AJW Qualified Partners is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty one day notice.

     (10) AJW Offshore is a private investment fund whose members are the investors in the fund. The managing member of the fund is First Street II, LLC, a limited liability company, which manages the operations of the fund (the "Management Company"). The manager of the Management Company, Mr. Corey Ribotsky, is responsible for the operations of the Management Company. As the control person of the shares owned by AJW Offshore, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

     (11) Concerning AJW Offshore: Assuming $51,512.50 of 12% Convertible Debentures ($50,000 plus $1,512.50 interest dated September 30, 2002) converted at fifty percent (50%) of stock price of $0.002. AJW Offshore is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty one day notice.

     (12) As indicated in footnotes (4), (6), (8), and (10) above, Mr. Corey Ribotsky is the manager of SMS Group, LLC, First Street manager II, LLC and AJW Manager, LLC. These companies are limited liability companies and manage the operations of the investment funds of AJW Partners, New Millennium Capital Partners II, LLC, AJW Qualified Partners and AJW Offshore. As the control person of the shares owned by AJW Partners, New Millennium Capital Partners II, LLC, AJW Qualified Partners and AJW Offshore, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

     (13) Concerning Corey Ribotsky: 958,611,000 shares represents the aggregate beneficial shares owned of the four funds referenced in footnote (12) above. As the control person for such funds, Mr. Ribotsky would also be considered the beneficial owner of such shares. The shares beneficially owned are identified in footnotes (5), (7), (9) and (11) above. There are no other parties involved with these funds who would meet the definition of beneficial owner. The four funds (and Mr. Ribotsky as the control person) contractually do not have the right to own more that 4.9% in the aggregate and therefore would not fall within the reporting requirements of Rule 13d-3 and Rule 16a-1.

     (14) Bristol Investment Fund, Ltd. is a private investment fund, formed as a Cayman Island company, whose shares are owned by its investors. Bristol Investment Fund, Ltd., is managed by Bristol DLP, LLC (the "Management Company"), which has voting and investment control over the shares owned by Bristol Investment Fund, Ltd. Paul Kessler and Diana Kessler, the managing members of the Management Company, are responsible for the operations of the Management Company. As the control persons of the shares owned by Bristol Investment Fund, Ltd., Paul Kessler and Diana Kessler may be viewed as the beneficial owners of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. There are no other parties involved with these funds who would meet the definition of benefical owner.

     (15) Concerning Bristol Investment Fund, Ltd.: Assuming $280,000 of 12% Convertible Debentures ($250,000 plus $30,000 interest dated December 31, 2001) converted at fifty percent (50%) of stock price of $0.002. Bristol Investment Fund, Ltd. is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty one day notice.

     (16) At this time, the Company has 150,000,000 authorized shares.

     Under the terms of the Voting Trust Agreement dated May 1, 1995, between Norman Cohn and Garrett U. Cohn, as Trustee, Norman Cohn has transferred to the trust 840,000 shares of Common Stock of the Company, representing all of the shares of Common Stock owned by him. Under the terms of the Voting Trust Agreement, Garrett U. Cohn, as the Trustee, has the right to vote the stock in the Voting Trust, except as to certain actions, including, but not limited to, any amendment to the certification of incorporation of the Company, merger or sale of substantially all of the assets of the Company or any action which will cause a dilution in the outstanding shares of Common Stock. The term of the Voting Trust is 10 years and shall terminate in April 2005.

     There are no arrangements known to the Company that at a later date may result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such reports furnished to the Company during and subsequent to the most recently completed fiscal year ended December 31, 2001 by such persons, the Company believes that it is currently in compliance for the fiscal year ended December 31, 2001 with all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent shareholders.

Accountants

     WithumSmith+Brown have been the independent public accountants of the Company for the year ending December 31, 2001 to examine the Company's financial statements and have been selected to be the independent public accountants for the year ending December 31, 2002. One or more members of WithumSmith+Brown are expected to be present at the Annual Meeting, to respond to questions and to make a statement if they desire to do so.

                                  PROPOSAL TWO
         DIRECTORS' PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON
                     STOCK FROM 150,000,000 TO 750,000,000
                           (Item 2 on the Proxy Card)

     At the Annual Meeting, shareholders will be asked to approve and consent to amend the Company's restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 750,000,000 shares.

     Possible unfavorable consequences of approving an increase in authorized shares:

     1. Potential for a change in ownership: With an increase in authorized shares, current convertible note holders could convert their position and gain enough shares to provide the note holders an opportunity to elect new directors.
     2. Dilution: An increase in authorized shares provides for the issuance of more shares which most likely will dilute current shareholders position.
     3. Drop in stock price: An increase in authorized shares provides for the issuance of more shares, such as in the conversion of notes, which most likely result in a decrease in the market value of the stock.

     Possible unfavorable consequences of not approving an increase in authorized shares:

     1. Without an increase in authorized shares, current note holders would be unable to convert out and when the notes come due, DDSI would most likely be unable to repay those notes, resulting in DDSI being in default. The note holders could take legal action which could result in DDSI shutting down operations.
     2. Not approving an increase in authorized shares would make it difficult for DDSI to look for and acquire with equity possible acquisitions.
     3. Not approving an increase in authorized shares would make it difficult for DDSI to look for and obtain future funding needs.
     4. Not approving an increase in authorized shares would make the approval of the proposal for a reverse split crucial.

     The first reason for the increase in authorized shares is to ensure that there is an adequate number of shares available for our convertible note holders to exercise conversions. Once the number of authorized shares are increased, there is a potential for a change in ownership in our company if the current note holders were to convert the total value of their notes at one time. Such a conversion could result in as much as 1,238,611,000 shares being issued at current market prices, which would provide the note holders an opportunity to elect new directors. The convertible note holders are contractually limited to own no more than 4.9% of our outstanding stock, however, this limitation can be waived by the note holders by giving a sixty-one day written notice to DDSI of such action. Maintaining an ownership percentage below the 4.9% threshold would normally require the convertible notes holders to sell the DDSI stock they currently hold before converting debt for additional common stock. The cycle of continuously converting debt and selling the common stock received may have the consequence of limiting the ability of the market to increase the market price of DDSI's stock or to prevent a possible decrease in the market price of DDSI's Common Stock.

     At the current market price at December 31, 2002 of $0.002, 1,238,611,000 shares of our Common Stock would be needed to convert $1,238,611 of 12% Convertible Debentures ($407,000 plus $88,581 interest dated March 9, 2001, $500,000 plus $60,000 interest dated December 31, 2001, $75,000 plus $5,005 interest dated June 11, 2002, and $100,000 plus $3,025 interest dated September 30, 2002) converted at fifty percent (50%) of the current stock price.

     Though this proposal is not contingent upon approval of the proposal for a reverse stock split, the failure to increase the number of authorized shares would result in DDSI's inability to fulfill its contractual commitment to the convertible note holders to increase its number of authorized shares. This inability to convert the notes would trigger the default clause contained in the notes. The default clause requires a cash payment which DDSI would not be able to meet. Contractually DDSI would be obligated to pay the note holders a default payment amounting to the then outstanding principal amount of the notes plus accrued and unpaid interest on the unpaid principal amount of the note plus a pro-rated default interest of 24% of the default payment amount. In addition, DDSI may be subject to liquidated damages as a result of an inability to honor a note holder's conversion request. The inability of DDSI to meet its contractual obligations to the note holders would most likely result in some sort of legal action from the note holders which would result in the shutdown of operations. Note, the number of authorized shares is not affected by a reverse stock split.

     DDSI's revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, we have been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. Until we can reach a breakeven cash flow, more common shares will need to be sold to keep operations up and running. Therefore another reason for the proposed amendment to authorize additional shares of Common Stock is to facilitate the current raising of additional capital through the sale of securities.

     Lastly, a reason for the proposed amendment to the Certificate is to grant options or other stock incentives to the Company's employees, have stock available for a possible acquisition of another company or its business or assets, or to seek to establish a strategic relationship with a corporate partner.

     If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law

                                 PROPOSAL THREE
                APPROVE AN AMENDMENT TO COMPANY'S CERTIFICATE OF
              INCORPORATION TO PROVIDE FOR A REVERSE SPLIT OF THE
                                  COMMON STOCK

                           (Item 3 on the Proxy Card)

     The Board has unanimously adopted resolutions proposing, declaring advisable and recommending that stockholders authorize an amendment to the Certificate of Incorporation to: (i) provide for a one time stock combination (reverse split) of the Company's Common Stock in an exchange ratio to be approved by the Board, from one (1) newly issued share for each ten (10) outstanding shares of Common Stock to one (1) newly issued share for each twenty
(20) outstanding shares of Common Stock (the "Reverse Split"); and (ii) provide that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of a share of Common Stock. This Approval would only be effective up to and including December 31, 2003.

Factors to be Considered

     We are requesting that you approve a one time reverse split ratio range to provide DDSI the ability to pick the ratio that will best fit the needs of DDSI and its shareholders based on certain factors at that point in time. The final ratio chosen will take into consideration several factors including:

   o whether the shareholders approved the proposal to increase the number of authorized shares. If the authorized shares are not increased, a reverse split of some magnitude would be necessary to provide for the operation of DDSI. If the number of authorized shares is increased, a reverse split may not be necessary because there will most likely be enough shares to provide for the needs and growth of DDSI.
   o the number of shares required to fully convert the outstanding convertible notes.
   o the level of outstanding shares that provide for acquisition targets in the future; and
   o  the ratio, based on shareholder feedback, that would be acceptable.

     Current shareholders should be aware that after a reverse split their equity position in DDSI will not be affected. The reverse split may have an initial effect of increasing our current market price per share resulting from the reduction of the total number of shares outstanding, but there can be no assurance of any favorable future effect on our stock price. Although DDSI's decision to implement a reverse split is independent of the need to increase authorized shares, the need for a reverse split would not be as urgent if an increase in authorized shares were authorized because there would most likely be enough shares available to provide for future needs and growth of DDSI. If the increase in authorized shares is not approved, a reverse split would be required to provide for continuing operations of DDSI. Lastly, a reverse split does not affect the number of shares authorized.

     Assuming the proposal for an increase in authorized shares was approved, the most determinative factor that DDSI will consider in deciding whether to implement a reverse split or in determining the magnitude of the reverse split, would be how many shares will ultimately be required to trade out the convertible note holders. If DDSI is able to pay off part of the balance or if DDSI is able to maintain a higher stock price thus requiring significantly fewer shares to retire the debt, the need for or the magnitude of a reverse split would be diminished.

     Once a stable number of outstanding common shares has been reached, a reverse split ratio based on shareholder feedback would be of critical importance. Shareholder support would be an important ingredient in the success of a reverse split.

     Lastly, but still an important factor would be, given the right opportunity, what capitalization structure would be needed to attract an acquisition or merger candidate in the future.

     If the Reverse Split is approved, the Board will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock, in an exchange ratio to be approved by the Board, from one (1) New Share for each ten (10) to twenty (20) Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number.

     The Board also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with a Reverse Split if, at any time prior to filing this amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, the approval by the stockholders of Proposal 2 which would increase the number of the authorized Common Stock, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected financial performance.

Purposes of the Reverse Split

     One purpose of the Reverse Split would be to increase the market price of the Common Stock in order to facilitate conversion of our outstanding convertible notes. Another purpose of the Reverse Split would be to increase the usefulness of our Common Stock as a means to raise financing and as a possible currency for acquisitions and other transactions. The Common Stock traded on The NASDAQ OTC:BB at market prices ranging from approximately $0.0021 to approximately $0.28 from July 1, 2001 through December 31, 2002. This range has reduced the possibilities of using the Common Stock or instruments convertible or exercisable into Common Stock in order to raise financing to support the Company's operations and to increase the Company's net worth and as consideration for potential acquisitions (which, when coupled with the Company's need to deploy its available cash for operations, would make possible acquisitions difficult to negotiate).

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL BE ABLE TO MAINTAIN ITS MARKET PRICE PER SHARE AND THUS UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

     The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Certain Effects of the Reverse Split

     The following table illustrates the principal effects of the Reverse Split to the 61,351,387 shares of Common Stock outstanding as of December 31, 2002:


                                                      Prior to                  After 1 for 10           After 1 for 20
Number of Shares                                       Reverse                     Reverse                  Reverse
                                                     Stock Split                 Stock Split               Stock Split
Common Stock:
Authorized.......................................    150,000,000                   150,000,000              150,000,000

Outstanding (2)..................................     61,351,387                     6,135,139                3,067,569
                                                      ----------                     ---------                ---------

Available for Future
Issuance.........................................     88,648,613                   143,864,861              146,932,431

Less Conversion of Convertible
Debentures.......................................  1,238,611,000(3)                 61,930,550(4)            30,965,275(5)

Available for Future
Issuance......................................... (1,149,962,387)                   81,934,311              115,967,156


COMMON SHARES
POST INCREASED AUTHORIZED:
--------------------------
                                                     750,000,000                   750,000,000              750,000,000
Common Stock
Authorized (1)...................................

Outstanding......................................     61,351,387                     6,135,139                3,067,569
                                                      ----------                     ---------                ---------

Available for Future
Issuance.........................................    688,648,613                   743,864,861              746,932,431

Less Conversion of Convertible
Debentures.......................................  1,238,611,000(3)                 61,930,550(4)            30,965,275(5)
                                                   -------------                    ----------               ----------

Available for Future
Issuance.........................................   (549,962,387)                  681,934,311              715,967,156


     (1) If Proposal # 2 were approved by the stockholders, there would be 750,000,000 shares of Common Stock authorized.

     (2) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares. Stockholders should recognize that, if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number, as adjusted to include New Shares to be issued in lieu of fractional shares).

     While the Company expects that a Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would be the case in the absence of the Reverse Split.

     Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

     (3) Assuming $1,238,611 of 12% Convertible Debentures ($407,000 plus $88,581 interest dated March 9, 2001, $500,000 plus $60,000 interest dated December 31, 2001, $75,000 plus $5,005 interest dated June 11, 2002, and $100,000 plus $3,025 interest dated September 30, 2002) converted at fifty percent (50%) of stock price of $0.002.

     (4) Assuming $1,238,611 of 12% Convertible Debentures ($407,000 plus $88,581 interest dated March 9, 2001, $500,000 plus $60,000 interest dated December 31, 2001, $75,000 plus $5,005 interest dated June 11, 2002, and $100,000 plus $3,025 interest dated September 30, 2002) converted at fifty percent (50%) of stock price of $0.02. Note that the stock price of $0.02 is the correct mathematical calculation of the post split stock price, however a stock price generally decreases after a reverse split is effectuated. See footnote two above.

     (5) Assuming $1,238,611 of 12% Convertible Debentures ($407,000 plus $88,581 interest dated March 9, 2001, $500,000 plus $60,000 interest dated December 31, 2001, $75,000 plus $5,005 interest dated June 11, 2002, and $100,000 plus $3,025 interest dated September 30, 2002) converted at fifty percent (50%) of stock price of $0.04. Note that the stock price of $0.04 is the correct mathematical calculation of the post split stock price, however a stock price generally decreases after a reverse split is effectuated. See footnote two above.

     Stockholders should also recognize that, as indicated in the foregoing table, there would be an increase in the number of shares, which the Company will be able to issue from authorized but un-issued shares of Common Stock. As a result of any issuance of shares, the equity and voting rights of holders of outstanding shares may be diluted.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

     If this amendment is approved by the Company's stockholders, and if the Board determines that a Reverse Split is in the best interests of the Company and its stockholders, the Company will file the amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate Effective Time for such split. The Board may delay effecting the Reverse Split no later than December 31, 2003 without re-soliciting stockholder approval. The Reverse Split will become effective on the date of filing the amendment at the time specified in the amendment (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Exchange Agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares at the exchange ratio. Stockholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the Exchange Agent.

Fractional Shares

     No scrip or fractional certificates will be issued in connection with the Reverse Split. Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

No Dissenter's Rights

     Under Delaware's law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

Federal Income Tax Consequences of the Reverse Split

     The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with such stockholder's own tax advisor with respect to the consequences of the Reverse Split.

     The Reverse Split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

                                  PROPOSAL FOUR
          THE APPOINTMENT OF WITHUMSMITH+BROWN AS AUDITORS FOR DIGITAL
                            DESCRIPTOR SYSTEMS, INC.
                           (Item 4 on the Proxy Card)


     The Board of Directors of the Company has selected WithumSmith+Brown to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2002. WithumSmith+Brown has served in this capacity since February 4, 2002. Representatives of WithumSmith+Brown are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

     The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of WithumSmith+Brown.

     The Board of Directors is submitting the approval of WithumSmith+Brown to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of WithumSmith+Brown as the Company's independent public accountants for the year ended December 31, 2002. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

     The aggregate fees billed by WithumSmith+Brown for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 were $34,000.

All Other Fees

     The were no other aggregate fees billed for services rendered by WithumSmith+Brown, other than for services covered by the preceding two paragraphs for the fiscal year ended December 31, 2001.

     The Audit Committee has considered and determined that the services provided by WithumSmith+Brown are compatible with WithumSmith+Brown maintaining its independence.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

A Form 8-K was filed on February 7, 2002, and subsequently amended on February 19, 2002, respectively, reporting a change in accounting firms.

     o Ernst & Young LLP was previously the independent auditors for Digital Descriptor Systems, Inc. (DDSI). On February 4, 2002, Ernst & Young LLP resigned as independent auditors and WithumSmith+Brown, PC was engaged as independent auditors. The decision to change was based on financial considerations and was approved by the audit committee and the full Board of Directors of DDSI.

     o The audit reports of Ernst & Young LLP on the financial statements of DDSI as of and for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports were modified with respect to DDSI's ability to continue as a going concern.

     o During DDSI's two most recent fiscal years ended December 31, 2000, and the subsequent interim period ending February 4, 2002, there were no disagreements between DDSI and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. DDSI has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 19, 2002, is filed as Exhibit 16 to the Form 8-K, Amendment No. 1.

     o  There were no other "reportable events" as that term is described in
        Item 304(a)(1)(v) of Regulation S-K occurring within DDSI's two most recent fiscal years and the subsequent interim period ending February 4, 2002.

     o During DDSI's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through February 4, 2002, DDSI did not consult with WithumSmith+Brown, PC regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulations S-K.

                                  OTHER MATTERS

     The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and does not know of any other matter that may be brought before the Annual Meeting.

Submission of 2003 Stockholder Proposals

     Proposals of stockholders that are intended to be presented at the Annual Meeting in 2003 must be received by the Secretary of Digital Descriptor Systems, Inc., 446 Lincoln Highway, Fairless Hills, Pennsylvania 19030, not later than June 30, 2003 to be considered for inclusion in the Company's 2003 Proxy material.

     A copy of the Company's Form 10-KSB may be obtained by written request from Michael Pellegrino, President and Chief Operating Officer, at the Company, 446 Lincoln Highway, Fairless Hills, Pennsylvania 19030.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                               By order of the Directors



                                               Michael J. Pellegrino
                                               Secretary

Dated:  January 8, 2003

                        DIGITAL DESCRIPTOR SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 and 2000

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                        CONTENTS TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000




                                    Contents


Independent Auditors' Reports:                                               F-1



Audited Financial Statements


Balance Sheets                                                               F-3


Statements of Operations                                                     F-4


Statements of Shareholders' Equity (Deficiency)                              F-5


Statements of Cash Flows                                                     F-6


Notes to Financial Statements                                                F-8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders,
Digital Descriptor Systems, Inc.

We have audited the accompanying balance sheet of Digital Descriptor Systems, Inc., as of December 31, 2001, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Descriptor Systems, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has never been profitable and continues to incur losses from operations and anticipates that it will require additional debt and/or equity financing in 2002, which may not be readily available. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/WithumSmith+Brown
Newtown, Pennsylvania
March 23, 2002

Report of Independent Auditors

The Board of Directors and Shareholders
Digital Descriptor Systems, Inc.

We have audited the accompanying balance sheet of Digital Descriptor Systems, Inc. as of December 31, 2000, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Descriptor Systems, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Digital Descriptor Systems, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable and continues to incur losses from operations and anticipates that it will require additional debt and/or equity financing in 2001, which may not be readily available. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans relating to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 23, 2001

                                                 DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                          BALANCE SHEETS

         ASSETS                                                                       December 31                   September 30
                                                                                2001                2000                2002
                                                                                ----                ----                ----
Current Assets:                                                                         (Audited)                    (Unaudited)
     Cash                                                                   $    435,662        $    202,877        $    102,865
     Restricted cash                                                               5,969              10,452               1,051
     Investment                                                                        -               1,000                   -
     Accounts receivable, less allowance
        for uncollectible accounts of $87,930 and $114,000
        in 2001 and 2000, and $74,410l(unaudited) in 2002, respectively          107,948             526,292               7,820
     Inventory                                                                     5,665              22,596             160,676
     Prepaid expenses                                                            267,534               8,698             153,696
     Advance - employees                                                               -                   -             200,176
     Debt discount and deferred financing costs                                  807,014             228,500             160,562
                                                                            ------------        ------------        ------------
            Total current assets                                               1,629,792           1,000,415             647,688

Note Receivable - Former Officer, Less Allowance
  for Uncollectible Notes of $177,400 and $-0-
   in 2001 and 2000, and $157,753 (unaudited) in 2002, respectively                    -             165,525                   -
Software Development Costs                                                             -             413,604                   -
Furniture and Equipment, Net                                                      37,090             172,046              15,772
Deposits and Other Assets                                                         24,395              31,454              24,395
                                                                            ------------        ------------        ------------
         TOTAL ASSETS                                                       $  1,691,277        $  1,783,044        $    687,855
                                                                            ============        ============        ============
         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
     Accounts payable                                                       $    418,764        $    481,163        $    369,054
     Accrued expenses                                                            175,742             189,209             212,692
     Accrued payroll and related withholdings                                          -                   -             289,247
     Deferred income                                                             854,618             854,787             497,943
     Current portion of equipment loan                                             7,211               7,147               7,260
     Convertible debentures                                                      965,000             200,000           1,106,731
                                                                            ------------        ------------        ------------
         Total Current Liabilities                                             2,421,335           1,732,306           2,482,927

Equipment Loan, Net of Current Portion                                            20,066              28,626              14,615
                                                                            ------------        ------------        ------------
         Total Liabilities                                                     2,441,401           1,760,932           2,497,542

Shareholders' Equity (Deficiency):
     Preferred stock, $.01 par value: authorized shares - 1,000,000;
          issued and outstanding shares - none                                         -                   -                   -
     Common stock, $.001 par value: authorized shares - 150,000,000;
         issued and outstanding shares - 48,045,610 at December 31, 2001
         and 58,156,490 at September 30, 2002                                     48,045              20,011              58,156
     Additional paid-in capital                                               16,726,819          14,544,579          16,782,748
     Accumulated deficit                                                     (17,524,988)        (14,542,478)        (18,650,591)
                                                                            ------------        ------------        ------------
         Total Shareholders' Equity (Deficiency)                                (750,124)             22,112          (1,809,687)
                                                                            ------------        ------------        ------------

         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)            $  1,691,277        $  1,783,044        $    687,855
                                                                            ============        ============        ============


The Notes to Financial Statements are an integral part of these statements.

                                               DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                   STATEMENTS OF OPERATIONS

                                                                    Year Ended December 31      Nine Months Ended September 30
                                                                      2001          2000             2002           2001
                                                                      ----          ----             ----           ----
                                                                          (Audited)                      (Unaudited)
 Revenues:
      Software                                                    $   938,654   $ 2,060,499       $   439,390    $   591,066
      Hardware                                                         94,350       229,525            63,984         68,325
      Maintenance                                                     520,837       583,349           454,469        396,674
      Consulting                                                       68,863        91,249                           55,468
      Other                                                           104,003        61,836            30,208         41,268
                                                                  -----------   -----------       -----------    -----------
         Total Revenues                                             1,726,707     3,026,458           988,051      1,152,801

 Costs and Expenses:
      Cost of revenues                                                708,703     1,615,286           376,860        434,510
      General and administrative                                    1,705,242     1,843,336           723,373      1,320,601
      Sales and marketing                                             454,169       917,381            75,505        362,605
      Research and development                                        383,217       536,350           168,091        284,818
      Write-off of software development costs                         413,604             -                 -              -
      Provision for doubtful note receivable - former officer         177,400             -                 -              -
      Depreciation                                                    138,452       162,330            21,318        189,055
      Interest and amortization of deferred debt costs                753,029         1,775           772,809        484,281
      Other (income) expense, net                                     (24,599)      (19,948)          (24,302)       (20,288)
                                                                  -----------   -----------       -----------    -----------
          Total Costs and Expenses                                  4,709,217     5,056,510         2,113,654      3,055,582
                                                                  -----------   -----------       -----------    -----------

 Net Loss                                                         $(2,982,510)  $(2,030,052)      $(1,125,603)   $(1,902,781)
                                                                  ===========   ===========       ===========    ===========
 Net Loss Per Common Share (Basic and Diluted)                    $     (0.12)      $ (0.11)      $     (0.02)   $     (0.09)
                                                                  ===========   ===========       ===========    ===========
 Weighted Average Number of Common Shares Outstanding:
      Basic and Diluted                                            24,436,773    18,557,547        55,297,784     21,708,767
                                                                  ===========   ===========       ===========    ===========

The Notes to Financial Statements are an integral part of these statements.

                                                            DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                     STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                Common Stock
                                                           ----------------------     Additional
                                                             Shares        Amount  Paid-in Capital
                                                           ----------     -------  ---------------
Balance at December 31, 1999                               14,380,127     $ 4,380    $12,957,544
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                     4,426,485       4,426      1,159,640
              Issuance of common stock for services         1,205,000       1,205        259,895
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -           -        167,500
              Amortization of unearned compensation                 -           -              -
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at December 31, 2000                               20,011,612      20,011     14,544,579
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                     7,999,996       8,000        221,000
              Issuance of common stock for services         4,328,831       4,329        409,993
              Conversions of convertible debentures to
                    common stock                           15,705,171      15,705        494,747
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -           -      1,056,500
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at December 31, 2001                               48,045,610      48,045     16,726,819
              Issuance of common stock for services           360,000         360         14,040
              Conversions of convertible debentures to
                    common stock (unaudited)                4,659,968       4,660         27,711
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at March 31, 2002 (Unaudited)                      53,065,578      53,065     16,768,570
              Conversions of convertible debentures to
                    common stock (unaudited)                5,090,912       5,091         14,178
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at June 30, 2002 (Unaudited)                       58,156,490      58,156     16,782,748
              Conversions of convertible debentures to
                    common stock (unaudited)                        -           -              -
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at September 30, 2002 (unaudited                    58,156,490     58.156     16,782,748

                                [RESTUBBED TABLE]


                                                                                           Shareholders'
                                                             Unearned      Accumulated         Equity
                                                           Compensation     Deficit         (Deficiency)
                                                           ------------   ------------      -----------
Balance at December 31, 1999                                 $(14,000)    $(12,512,426)     $   445,498
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                             -                -        1,164,066
              Issuance of common stock for services                 -                -          261,100
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -                -          167,500
              Amortization of unearned compensation            14,000                -           14,000
              Net loss                                              -       (2,030,052)      (2,030,052)
                                                             --------     ------------      -----------
Balance at December 31, 2000                                        -      (14,542,478)          22,112
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                             -                -          229,000
              Issuance of common stock for services                 -                -          414,322
              Conversions of convertible debentures to
                    common stock                                    -                -          510,452
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -                -        1,056,500
              Net loss                                              -       (2,982,510)      (2,982,510)
                                                             --------     ------------      -----------
Balance at December 31, 2001                                        -      (17,524,988)        (750,124)
              Issuance of common stock for services                 -                            14,400
              Conversions of convertible debentures to
                    common stock (unaudited)                                                     32,371
              Net loss                                              -         (464,831)        (464,831)
                                                             --------     ------------      -----------
Balance at March 31, 2002 (Unaudited)                               -      (17,989,819)      (1,168,184)
              Conversions of convertible debentures to
                    common stock (unaudited)                                                     19,269
              Net loss                                              -         (431,689)        (431,689)
                                                             --------     ------------      -----------
Balance at June 30, 2002 (Unaudited)                                -      (18,421,508)      (1,580,604)
              Conversions of convertible debentures to
                    common stock (unaudited)                        -                -                -
              Net loss                                              -                -                -
                                                             --------     ------------      -----------
Balance at September 30, 2002 (unaudited                            -      (18,650,591)      (1,809,688)

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                 Year Ended December 31
                                                                                  2001          2000
                                                                                  ----          ----
                                                                                       (Audited)
                                                                                       ---------
Cash Flows from Operating Activities:
   Net loss                                                                    $(2,982,510) $(2,030,052)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                138,452      162,330
       Write-off of software development costs                                     413,604            -
       Provision for doubtful note receivable - former officer                     177,400            -
       Compensation expense in connection with issuance of Common Stock
       Common stock issued for services received                                   414,322      261,100
       Amortization of deferred financing costs and debt discounts related to the issuance of warrants and the beneficial conversion
          feature of convertible debentures                                        676,486            -
       Accrued interest converted into Common Stock                                      -            -
       Amortization of unearned compensation                                             -       14,000
       Changes in assets and liabilities:
          Accounts receivable                                                      418,344      330,303
          Inventory                                                                 16,931       26,097
          Prepaid expenses, deposits and other assets                             (251,777)     (19,219)
          Advances - employees                                                           -            -
          Accounts payable                                                         (62,399)     360,026
          Accrued expenses                                                          21,985       24,395
          Accrued payroll and related withholdings                                       -            -
          Deferred income                                                             (169)    (463,147)
                                                                               -----------  -----------
              Net Cash Used in Operating Activities                             (1,019,331)  (1,334,167)

Cash Flows from Investing Activities:
   Proceeds from sale of  investment                                                 1,000            -
   Purchase of furniture and equipment                                              (3,496)     (30,325)
   (Increase) Decrease in note receivable - former officer                         (11,875)     (11,875)
   (Increase) Decrease in restricted cash                                            4,483       99,548
                                                                               -----------  -----------
              Net Cash Provided by (Used in) Investing Activities                   (9,888)      57,348

Cash Flows from Financing Activities:
   Net proceeds from issuance of common stock                                      229,000    1,164,066
   Proceeds from the issuance of convertible debentures                          1,056,500      139,000
   Payment of convertible debentures                                               (15,000)           -
   Deferred financing costs                                                              -            -
   Repayment of equipment loan                                                      (8,496)        (593)
                                                                               -----------  -----------
              Net Cash Provided by Financing Activities                          1,262,004    1,302,473
                                                                               -----------  -----------

Net Increase (Decrease) in Cash                                                    232,785       25,654

Cash at Beginning of Year/Period                                                   202,877      177,223
                                                                               -----------  -----------
Cash at End of Year/Period                                                     $   435,662  $   202,877
                                                                               ===========  ===========

                                [RESTUBBED TABLE]


                                                                              Nine Months Ended September 30
                                                                                    2002          2001
                                                                                    ----          ----
                                                                                         (unaudited)
                                                                                         -----------
Cash Flows from Operating Activities:
   Net loss                                                                      $(1,125,603) $(1,902,781)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                   21,318      189,055
       Write-off of software development costs                                             -            -
       Provision for doubtful note receivable - former officer                             -            -
       Compensation expense in connection with issuance of Common Stock                    -      266,781
       Common stock issued for services received                                      14,400            -
       Amortization of deferred financing costs and debt discounts related to the issuance of warrants and the beneficial conversion
          feature of convertible debentures                                          684,201      440,444
       Accrued interest converted into Common Stock                                        -        5,077
       Amortization of unearned compensation                                               -            -
       Changes in assets and liabilities:
          Accounts receivable                                                        100,128      (29,439)
          Inventory                                                                   (8,333)     (25,391)
          Prepaid expenses, deposits and other assets                                106,858     (319,797)
          Advances - employees                                                      (200,716)           -
          Accounts payable                                                           (49,710)     175,877
          Accrued expenses                                                            55,323      (19,906)
          Accrued payroll and related withholdings                                   289,247            -
          Deferred income                                                           (356,675)     548,349
                                                                                 -----------  -----------
              Net Cash Used in Operating Activities                                 (469,562)    (671,731)

Cash Flows from Investing Activities:
   Proceeds from sale of  investment                                                       -            -
   Purchase of furniture and equipment                                                     -       (3,766)
   (Increase) Decrease in note receivable - former officer                                 -       (8,906)
   (Increase) Decrease in restricted cash                                              4,918       10,452
                                                                                 -----------  -----------
              Net Cash Provided by (Used in) Investing Activities                      4,918       (2,220)

Cash Flows from Financing Activities:
   Net proceeds from issuance of common stock                                              -            -
   Proceeds from the issuance of convertible debentures                              175,000      755,000
   Payment of convertible debentures                                                       -            -
   Deferred financing costs                                                          (37,750)    (121,000)
   Repayment of equipment loan                                                        (5,402)      (5,354)
                                                                                 -----------  -----------
              Net Cash Provided by Financing Activities                              131,848      628,646
                                                                                 -----------  -----------

Net Increase (Decrease) in Cash                                                     (332,796)     (45,305)

Cash at Beginning of Year/Period                                                     435,661      202,877
                                                                                 -----------  -----------
Cash at End of Year/Period                                                       $   102,865  $   157,572
                                                                                 ===========  ===========


The Notes to Financial Statements are an integral part of these statements.

                                              DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                  STATEMENTS OF CASH FLOWS

                                                                          Year Ended December 31   Nine Months Ended September 30
                                                                             2001          2000        2002          2001
                                                                             ----          ----        ----          ----
                                                                                                          (unaudited)
Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

     Cash paid during the year for:
         Interest                                                         $    7,263     $  1,775    $ 3,694       $  5,036
                                                                          ==========     ========    =======       ========
         Income taxes                                                     $        -     $      -    $     -       $      -
                                                                          ==========     ========    =======       ========
     Supplemental Disclosure of Non-Cash Investing
       and Financing Activities:

         Acquisition of equipment with loan                               $        -     $ 36,366    $     -       $      -
                                                                          ==========     ========    =======       ========
         Debt discount relating to the issuance of warrants
            and the beneficial conversion features of convertible debt    $1,056,500     $167,500    $     -       $      -
                                                                          ==========     ========    =======       ========
         Conversion of debentures and accrued
            interest into common stock                                    $  510,452     $      -    $51,640       $155,077
                                                                          ==========     ========    =======       ========





The Notes to Financial Statements are an integral part of these statements.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Description of Business:
---------------------------------

         Digital Descriptor Systems, Inc. (the "Company") incorporated in Delaware in 1994, develops, assembles and markets computer installations consisting of hardware and software, which capture video and scanned images, link the digitized images to text and store the images and text on a computer database and transmit this information to remote locations. The principal product of the Company is the Compu-Capture Law Enforcement Program, which is marketed to law enforcement agencies and jail facilities and generated the majority of the Company's revenues during the years ended December 31, 2001 and 2000, and for the nine months ended September 30, 2002 and 2001. Substantially all of the Company's revenues are derived principally from state and local governments.

Note 2 - Summary of Significant Accounting Policies:
----------------------------------------------------
         Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below:

         A. Basis of Financial Statement Presentation
         --------------------------------------------

            The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has never been profitable and has incurred substantial losses from operations of $2,982,510 and $2,030,052 for the years ended December 31, 2001 and 2000, respectively and, $1,125,603 and $1,902,781 for the nine months ended September 30, 2002 and 2001, respectively. The Company expects that losses from operations will continue through 2002 and the Company anticipates that it will require additional financing in 2002, which may not be readily available. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans include expanding the sale and acceptance of its core business solutions by hiring additional sales resources and increased marketing activities. The Company is also pursuing FBI Certification and introduction to the marketplace of the Compu-Scan 3000 fingerprint-capturing device. However, there can be no assurances that the Company will be successful in their efforts to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Financial presentation may have been changed due to reclassifications of certain items.

         B. Use of Estimates
          -------------------
            The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         C. Interim Financial Information
         --------------------------------

            The financial statements and disclosures included herein for the nine months ended September 30, 2002 and 2001 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of adjustments of a normal and recurring nature) considered necessary have been included. Operating results for the nine month periods ended September 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

         D. Inventory
         ------------
            Inventory is valued at the lower of cost (determined on a first-in, first-out basis) or market.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


         E. Revenue Recognition
         ----------------------
            The Company derives revenue from the sale of hardware, software, post customer support (PCS), and other related services. PCS includes telephone support, bug fixes, and rights to upgrades on a when-and-if-available basis. Other related services include basic consulting and training. Included with the hardware is software that is not considered to be incidental. Revenue from transactions with customers where the software component is not considered to be incidental is allocated between the hardware and software components based on the relative fair value of the respective components.

            The Company also derives revenue from the sale of software without a related hardware component. Revenue allocable to software components is further allocated to the individual deliverable elements of the software portion of the arrangement such as PCS and other services. In arrangements that include rights to PCS for the software and/or other services, the software component arrangement fee is allocated among each deliverable based on the relative fair value of each of the deliverables determined using vendor-specific objective evidence, which has been established by the separate sales of these deliverables.

            The Company recognizes the revenue allocable to hardware and software licenses upon delivery of the product to the end-user, unless the fee is not fixed or determinable or collectibility is not probable. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue allocable to PCS is recognized on a straight-line basis over the period the PCS is provided. Revenue allocable to other services is recognized as the services are provided.

         F. Property and Equipment
         -------------------------
            Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of related assets. Depreciable lives of the Company's property and equipment are presented below:

                                                                  Years
                 Furniture and fixtures                            5
                 Computer equipment                                2
                 Vehicles                                          3
                 Leasehold improvements              Estimated useful life of
                                                     the asset or term of the
                                                     lease whichever is shorter

            Repair and maintenance costs are expensed when incurred, while additions and improvements are capitalized. The cost and related accumulated depreciation or amortization of assets sold or retired is eliminated from the accounts and any gains or losses are reflected in income.

         G. Long-Lived Assets
         --------------------
            The Company evaluates impairment of its intangible and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In making such determination, management compares the estimated future cash flows, on an undiscounted basis, of the underlying operations or assets with their carrying value to determine if any impairment exists. If impairment exists, any adjustment is determined by comparing the carrying amount to the fair value of the impaired asset.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Summary of Significant Accounting Policies (Cont'd):

         H. Software Development Costs
         -----------------------------
            The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. Technological feasibility of the Company's software development costs is determined when the planning, designing, coding, and testing activities are completed, and the Company has established that the product can be produced to meet its design specifications. All costs incurred in the research and development of new software products and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During 1999, $413,604 was capitalized as software development costs in connection with the Company's new product entitled Compu-Scan, a computerized inkless fingerprint device. During 2000, the Company submitted this product for approval to the FBI. In 2001, due to uncertainty as to whether the Company will be able to obtain funding needed to complete development and the FBI approval process, the Company wrote down the asset to a net realizable value of $-0-.

         I. Income Taxes
         ---------------
            The Company provides for income taxes under the liability method. Deferred income taxes differences result from differences in the timing of recognition by the Company of certain expenses, the periods of depreciation of certain assets and net operating loss carryforwards.

         J. Accounting for Stock Options
         -------------------------------
            Financial Accounting Standards Board issued Statement No. 123 (SFAS
            123), "Accounting for Stock-Based Compensation." SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 (APB 25). The Company has elected to follow the provisions of APB
            25. Under APB 25, if the exercise price of the Company stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 9.

         K. Net Loss Per Common Share
         ----------------------------
            Basic loss per share is calculated by dividing the net loss by the weighted average common shares outstanding for the period. Diluted loss per share is calculated by dividing the net loss by the weighted average common shares outstanding of the period plus the dilutive effect of common stock equivalents. No exercise of common stock equivalents were assumed during any period because the assumed exercise of these securities would be anti-dilutive.

         L. Concentration of Credit Risk
         -------------------------------
            Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and accounts receivable. Concentration of credit risk, with respect to accounts receivable, is limited due to the Company's credit evaluation process. The Company does not require collateral from its customers. The Company sells its principal products to end users and distributors principally in the United States.

         M. Fair Value of Financial Instruments
         --------------------------------------
            The carrying value of cash and cash equivalents, accounts receivable, note receivable, and accounts payable, accrued expenses and convertible debentures approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



         N. Impact of Recent Accounting Pronouncements
         ---------------------------------------------
            In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of. Statement 144 is effective for the Company beginning on January 1, 2002. The Company does not expect that the adoption of SFAS No. 144 will have a significant impact on the Company's financial position or results of operations.

            In June 2001, the FASB issued SFAS No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets, effective for fiscal years' beginning after December 15, 2001. Under the new rules goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The adoption of this statement will not have a significant impact on the Company's financial position or results of operations.

            In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" (SFAS 133), which established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and destination. The Company adopted SFAS 133 during the first quarter of 2001. The adoption did not have a significant impact on the Company's financial position or results of operations.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 3 - Note Receivable - Former Officer:
------------------------------------------
            During 1996, the Company loaned the former President (departed January 25, 2002) of the Company $125,000 evidenced by a promissory note. The note bore interest at the prime rate plus 1%, and was payable together with the principal on August 13, 1999. The Company's Board of Directors agreed to extend the maturity date of this note indefinitely. At December 31, 2001 and 2000, and March 31, 2002, accrued interest, included in the note receivable in the accompanying balance sheet was $52,400, $40,525 and $32,753 (unaudited), respectively. In 2001, due to uncertainty as to whether the Company will collect the note, a reserve for uncollectible notes was recorded in the amount of $177,400. In the first quarter of 2002, the Company received $19,647 of payments (unaudited) on the loan.

Note 4 - Furniture and Equipment:
---------------------------------
           Furniture and equipment consists of the following:

                                                      December 31
                                           ------------------------------         September 30, 2002
                                                 2001             2000                (Unaudited)
                                                 ----             ----            ------------------
           Furniture and fixtures          $   186,705       $   186,705               $186,705
           Computer equipment                  274,945           271,449                274,945
           Vehicles                             59,049            59,049                 59,049
           Leasehold improvements               34,977            34,977                 34,977
                                           -----------       -----------               --------
                                               555,676           552,180                555,676
           Less accumulated depreciation       518,586           380,134                539,904
                                           -----------       -----------               --------
                                           $    37,090       $   172,046               $ 15,772
                                           ===========       ===========               ========

            Depreciation and amortization included as a charge to operations amounted to $138,452 and $162,330 for the years ended December 31, 2001 and 2000, and $21,318 and $189,055 for the nine months ended September 30, 2002 and 2001, respectively.

Note 5 - Convertible Debentures:
--------------------------------
            On September 30, 2002, DDSI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due September 30, 2003. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.005 and (2) 50% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

            During April through June 2002, $19,269 (unaudited) of the convertible debentures issued in March 2001 were converted into 5,090,912 (unaudited) shares of Common Stock. In addition, in June 2002, a 12% convertible promissory note for $75,000 was issued to two investors. The conversion price is (i) 50% of the average of the lowest three inter-day sales prices, or (ii) if the common stock is then traded on the OTC Bulletin Board or Pink Sheets, the prices asked by any person or entity acting as a market maker in the common stock during the twenty trading days immediately preceding the relevant date upon which a conversion is effected.

            During January through March 2002, $14,000 (unaudited) of the convertible debentures issued in March 2001 were converted into 2,456,140 (unaudited) shares of Common Stock. Additionally, accrued interest of $18,371 (unaudited) relating to these notes was converted into an additional 2,203,828 (unaudited) shares of Common Stock.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

            On December 31, 2001 the Company issued three convertible debentures for an aggregate amount of $500,000. The debentures are due December 31, 2002 and accrue interest at the rate of 12% per annum. Interest on the debentures shall be paid quarterly commencing March 31, 2002. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock at any time through maturity. The conversion price in effect on any Conversion Date shall be the lesser of $.043 per share or 50% of the average of the lowest three inter-day sales prices during the twenty Trading Days immediately preceding the applicable Conversion Date. The Company also issued common stock purchase warrants for the right to purchase 1,500,000 shares of common stock of the Company at an exercise price per share equal to the lesser of $.02 or the average of the lowest three inter-day sales prices during the twenty Trading Days immediately prior to exercise. The estimated fair value of the warrants of $37,500 and the intrinsic value of the beneficial conversion feature of $385,000 have been allocated to paid-in capital. This resulting debt discount plus $77,500 of financing charges is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets.

            During September 2001, the Company issued two convertible debentures for an aggregate amount of $400,000. These debentures are due on September 30, 2002 and accrue interest at the rate of 12% per annum. Interest on the debentures shall be paid quarterly commencing December 31, 2001. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock at any time through maturity. The conversion price in effect on any Conversion Date shall be the lesser of $.08 per share or 50% of the average of the lowest three inter-day sales prices during the ten Trading Days immediately preceding the applicable Conversion Date. The Company also issued common stock purchase warrants for the right to purchase 800,000 shares of common stock of the Company at an exercise price per share equal to the lesser of $.36 or the average of the lowest three closing sales prices for the common stock during the twenty Trading Days immediately prior to exercise. The estimated fair value of the warrants of $48,000 and the intrinsic value of the beneficial conversion feature of $262,000 have been allocated to paid-in capital. This resulting debt discount plus $90,000 of financing charges is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets.

            During April 2001 and May 2001, the Company issued three convertible notes for an aggregate amount of $155,000 and accrue interest at the rate of 10% per annum. Interest on the debentures shall be paid quarterly commencing June 30, 2001. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock thirty days prior to the maturity date. The conversion price in effect on any Conversion Date shall be an amount equal to 50% of the mean average price of the common stock for the ten trading days prior to notice of conversion. The intrinsic value of the beneficial conversion feature of $155,000 has been allocated to paid-in capital. This resulting debt discount is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets. During September 2001, $115,000 of the notes were converted into 1,498,540 shares of free trading common stock and 1,252,069 shares of restricted stock at conversion prices ranging between of $.03895 and $.034 per share. In addition, $5,078 of accrued interest related to the debentures was converted into 132,827 shares of common stock. On the conversion date, the unamortized portion of the debt discount related to the converted debt, in the amount of $11,329, was charged to interest expense. In October 2001, $15,000 of the convertible debentures were paid. The parties have entered into an agreement to extend the maturity date of the remaining balance of $25,000 for another year.

            During March 2001, the Company issued two convertible debentures for an aggregate amount of $200,000 with a maturity date of March 4, 2002. The debentures accrue interest at the rate of 12% per annum. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock at any time through maturity. The conversion price in effect on any Conversion Date shall be the lesser of $.08 per share or 50% of the average of the lowest three inter-day sales prices during the ten Trading Days immediately preceding the applicable Conversion Date.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

            The Company also issued common stock purchase warrants for the right to purchase 200,000 shares of common stock of the Company at an exercise price per share equal to the lesser of $.36 or the average of the lowest three closing sales prices during the twenty Trading Days immediately prior to the date of exercise. The estimated fair value of the warrants of $64,000 and the intrinsic value of the beneficial conversion feature of $105,000 have been allocated to paid-in capital. This resulting debt discount plus $31,000 of financing charges is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets. During November 2001 through December 2001, $160,000 of the debentures were converted into 6,309,526 shares of common stock. On the conversion date, the unamortized portion of the debt discount and deferred financing costs related to the converted debt, in the amount of $40,479, was charged to interest expense.

            During December 2000, the Company issued $200,000 of convertible debentures to two investors. The debentures accrue interest at 12% per annum. The holder has the right to convert the debentures to common shares at any time through maturity at a conversion price the lessor of: $0.08 per share or 50% of the average of the lowest three trading prices during the 20 days preceding the conversion date. The debenture holders also received warrants to purchase 400,000 common shares at an exercise price of $0.036 per share at any time before December 28, 2003. The estimated fair value of the warrants of $40,000 and the intrinsic value of the beneficial conversion feature of $127,500 have been allocated to paid-in capital. This resulting debt discount plus the $61,000 of financing charges was amortized on a straight-line basis over the term of the debentures. During September 2001 through November 2001 the debentures in the amount of $200,000 were converted into 5,241,754 shares of common stock. In addition, $30,374 of accrued interest related to the debentures was converted into 1,012,494 shares of common stock. On the conversion date, the unamortized portion of the debt discount and deferred financing costs related to the converted debt, in the amount of $41,756, was charged to interest expense.

Note 6 - Equipment Loan
-----------------------
            During 2000, the Company entered into a $36,366 automobile loan, maturing in November 2005. The loan requires monthly installments of $620, including interest at .9%. The loan is collateralized by the automobile. Future maturities of the loan are as follows:

                               2002                                 $   7,211
                               2003                                     7,276
                               2004                                     7,342
                               2005                                     5,448
                               2006 and Thereafter                          -
                                                                    ---------
                                                                    $  27,277
                                                                    =========

Note 7 - Income Taxes:
----------------------
            At December 31, 2001, the Company had federal net operating loss carryforwards of approximately $11,124,000 to offset future federal taxable income expiring in various years through 2021. The Company also has state net operating loss carryforwards of approximately $621,500 to offset future state taxable income expiring in various years through 2021.

            The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations due to certain ownership changes of the Company.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


            The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are as follows:

                                                                           2001              2000
                                                                           ----              ----
                  Deferred tax assets:
                      Net operating loss carryforwards                  $ 3,838,269      $ 3,453,113
                      Bad debt reserves                                      37,810           43,519
                      Inventory reserves                                      1,868              200
                      Accrued expenses                                            -            1,755
                      Depreciation                                           67,848                -
                                                                        -----------      -----------
                  Total deferred tax assets                               3,945,795        3,498,587

                  Deferred tax liabilities:
                      Software development                                        -         (157,441)
                      Depreciation                                                -          (22,914)
                                                                        -----------      -----------
                  Total deferred tax asset                                3,945,795        3,318,232
                  Valuation allowance                                    (3,945,795)      (3,318,232)
                                                                        -----------      -----------
                  Net deferred tax asset                                $         -      $         -
                                                                        ===========      ===========

Note 8 - Commitments and Contingencies:
---------------------------------------
            The Company is a defendant in a lawsuit filed by Accusoft Corporation. Accusoft Corporation is seeking the termination of certain license agreements and a preliminary injunction enjoining the Company from using the above licenses in the sales of their products. The ultimate outcome of this litigation cannot presently be determined. However, in management's opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, that might result from the resolution of this matter, if any, have not been reflected in the financial statements.

            The Company leases certain facilities, vehicles and office equipment under non-cancelable operating lease agreements that expire at various dates through 2005. Future minimum lease payments at December 31, 2001 are as follows:

                               2002                                  $  118,194
                               2003                                     118,194
                               2004                                     118,486
                               2005                                      56,462
                               2006 and thereafter                            -
                                                                     ----------
                                                                     $  411,336
                                                                     ==========

            Rental expense under such operating leases was approximately $104,100 and $126,000 during the years ended December 31, 2001 and 2000, respectively.

Note 9 - Stock Option and Other Plans:
--------------------------------------
            The Company maintains the 1994 Restated Stock Option Plan (the 1994
            Plan) pursuant to which the Company reserved 5,000,000 shares of common stock. The options granted have a term of ten years and are issued at or above the fair market value of the underlying shares on the grant date. The Company also maintains the 1996 Director Option Plan (the Director Plan) pursuant to which the Company reserved 200,000 shares of common stock. Under the Director Plan, each outside director is automatically granted an option to purchase 15,000 shares of common stock (first option) upon adoption of the Director Plan or the date such person becomes a director. Every year thereafter, each outside director is automatically granted an option to purchase 1,000 shares (subsequent option) on each date of the annual meeting if a minimum of six months were served on the Board of Directors. Options granted under the Director Plan are issued at or above the fair market value of the underlying shares on the grant date. A portion of the first option vests at the six-month anniversary of the date of the grant and continues over a four-year period. Subsequent options vest on the first anniversary of the grant date. The options expire ten years from the date of the grant.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 9 - Stock Option and Other Plans (Cont'd):


            The following is a summary of option activity under all plans:

                                                                                                             Weighted
                                                             1996                             Total           Average
                                                           Director                         Number of        Exercise
                                            1994 Plan        Plan          Nonqualified      Options          Price
                                            --------------------------------------------------------------------------
Outstanding at December 31, 1999              179,000       33,182           896,500        1,109,312       $.33-$3.81
Granted                                       843,000            -                 -          843,000              .10
Expired                                             -            -            (7,500)          (7,500)             .37
                                            --------------------------------------------------------------------------
Outstanding at December 31, 2000            1,022,000       33,812           889,000        1,944,812       $.10-$3.81
Granted                                             -            -                 -                -                -
Expired                                      (103,500)     ( 7,500)        ( 208,000)        (319,000)      $.10-$3.81
                                            --------------------------------------------------------------------------

Outstanding at December 31, 2001
    and September 30, 2002                    918,500       26,312           681,000        1,625,812       $.10-$3.81
                                            ==========================================================================
Exercisable options at
December 31, 2001
    and September 30, 2002                    918,500       26,312           681,000        1,625,812
                                            =========================================================


            At December 31, 2001, the remaining contractual life of outstanding options was 8 years.

            Pro forma information regarding net loss and net loss per common share determined as if the Company accounted for stock options granted under the fair value method of SFAS 123 is as follows:

                                                December 31                         September 30
                                     -----------------------------------      --------------------------
                                          2001                 2000              2002            2001
                                          ----                 ----              ----            ----
                                                                              (Unaudited)    (Unaudited)
            Net loss:
              As reported             $(2,982,510)           $(2,030,052)      $1,125,603      $1,902,781
              Pro forma               $(2,993,559)           $(2,103,563)      $1,136,652      $1,865,975
            Net loss per share:
              As reported                   $(.12)                 $(.11)           $(.02)          $(.09)
              Pro forma                     $(.12)                 $(.12)           $(.02)          $(.09)


            The Company estimated the fair value of stock options at the date of grant by using a Black Scholes option pricing model with the following weighted-average assumptions for grants in 2000 as follows: risk-free interest rate of 5.5% for all years; expected life of the option of 5 years; no expected cash dividend payments on common stock, and volatility factors of the expected market price of the Company's common stock of: 1.033. The weighted average estimated fair value of stock options granted during 2000 was $.01. There were no options issued in 2001.

            The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


            During 1997, the Company adopted the Consultants and Advisors Compensation Plan (the Plan). Persons eligible under this Plan include any consultant or advisor of the Company who has provided bona fide services to the Company, except for services provided in connection with the offer or sale of securities in an equity transaction. The Company reserved 300,000 shares of common stock for issuance under this Plan of which 211,357 shares have been awarded through December 31, 2000. Awards may be granted in the form of stock options or stock grants. No awards shall be made after December 31, 2001. The Company has not awarded any stock options or stock grants under this Plan since 1998.

Note 10 - Equity Transactions:
------------------------------
            During October 2001 through December 2001, the Company received $229,000 net of $11,000 of issuance costs, from the issuance of 7,999,996 shares of common stock at $.03 per share via subscription agreements to various individuals.

            During 2001 and 2000, the Company issued 4,328,831 and 1,205,000 shares, respectively, of restrictive common stock for services received. The Company recorded a charge for the issuance of such shares during 2001 and 2000 of $414,322 and $261,100, respectively, based on the fair market value of the Company's common stock on the date of the stock grant.

            In connection with the Company's initial public offering in 1995, the Company issued to each unit holder one Redeemable Class A Warrant and one Redeemable Class B Warrant. The Warrants were immediately detachable and separately transferable. Each Class A Warrant entitled the holder to purchase one share of common stock for $6.00 subject to adjustment, during the four-year period commencing one year from the date of the offering. Each Class B Warrant entitled the holder to purchase one share of common stock for $7.25 subject to adjustment, during the four-year period commencing one year from the date of the offering. The Class A and Class B Warrants are subject to redemption by the Company at any time, (within thirty days notice) at $.10 per warrant provided that the per share closing bid price of the common stock exceeds 175% of the exercise price for the Class A Warrant, and 200% of the exercise price for the Class B Warrant, for at least 20 consecutive trading days. During July 2000, the Company's Board of Directors reduced the exercise price of the Class A Warrants from $6.00 to $1.00, and reduced the exercise price of the Class B Warrants from $7.50 to $1.50. The expiration date for the Class A and Class B Warrants was extended from August 15, 2000 to August 15, 2002. At December 31, 2001 and 2000, there were 1,483,750 Redeemable Class A Warrants outstanding and 1,483,750 Redeemable Class B Warrants outstanding.

            During July 1994, the Chairman excercised rights to purchase 119,999 shares of Common Stock at $.001 per share in connection with an employment agreement. The Company recorded $120,000 in unearned compensation, based on the fair value of the restricted stock at the date of issuance. Such unearned compensation has amortized to expense in the statement of operations over the period of the employment agreement. Amortization expense of $-0- and $14,000 was recorded during the years ended December 31, 2001 and 2000, respectively.

            At December 31, 2001, the Company has the following common shares reserved for issuance:

            Common stock options available to grant                                4,255,188
            Common stock options outstanding                                       1,625,812
            Common stock purchase rights                                             119,999
            Class A warrants outstanding                                           1,483,750
            Class B warrants outstanding                                           1,483,750
            Common stock available for grant:
                  Employee stock purchase plan                                       100,000
                  Consultants and advisors compensation plan                          88,643
            Convertible debentures                                                12,846,668
                                                                                  ----------
                      Total                                                       22,003,810
                                                                                  ==========

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 11 - Subsequent Events:

            On January 19, 2002 the Company received a letter from a shareholder threatening legal action pursuant to an October 2001 private placement offering. The letter from the shareholder alleged false and misleading statements were made by the Company in relation to convertible debenture funding and that the convertible debt was not properly approved by the board. The Company believes that the allegations are without merit. Currently no legal action has been filed, however, the Company intends to vigorously defend itself against such allegations if they are pursued.

            During January 2002, the Company issued 360,000 shares of restricted common stock for consulting services received. Such shares were valued at the fair market value on the date the shares were granted.

            During January 2002, the Company issued 1,500,000 shares of common stock in payment of $12,600 accrued interest on convertible debentures. During February 2002, the Company issued 703,828 shares of common stock in payment of $5,771 of accrued interest on convertible debentures.

            During February 2002, $14,000 of debentures were converted into 2,456,140 shares of common stock.

            In April 2002, the Company entered into an agreement to extend the maturity date of the convertible debentures issued in March 2001 in the amount of $200,000 with a maturity date of March 4, 2002 for an additional year.

Note 12 - Subsequent Events (unaudited)
---------------------------------------

            During October 2002, $5,333 of convertible debentures issued in December 2001, were converted into 3,194,897 shares of common stock.

            On September 30, 2002, DDSI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due September 30, 2003. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.005 and (2) 50% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

            During April through June 2002, $19,269 of the convertible debentures issued in March 2001 were converted into 5,090,912 shares of Common Stock. In addition, In June 2002, a 12% convertible promissory note for $75,000 was issued to two investors. The conversion price is (i) 50% of the average of the lowest three inter-day sales prices, or (ii) if the common stock is then traded on the OTC Bulletin Board or Pink Sheets, the prices asked by any person or entity acting as a market maker in the common stock during the twenty trading days immediately preceding the relevant date upon which a conversion is effected.

                          Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement.


                                                  Year ended December 31            Nine Months Ended September 30
                                                 2001                2000             2002               2001
                                              ------------------------------      --------------------------------
                                                        (Audited)                           (Unaudited)
Net sales                                     $ 1,726,707        $ 3,026,458      $   988,051         $ 1,152,800
Cost of revenues                                  708,703          1,615,286          376,860             269,788
General and administrative                      1,705,242          1,843,336          723,373           1,320,601
Sales and marketing                               454,169            917,381           75,505             362,605
Research and development                          383,217            536,350          168,091             284,818
Write-off of software development costs           413,604                  -                -                   -
Provision for doubtful note receivable -
  former officer                                  177,400                  -                -                   -
Depreciation                                      138,452            162,330           21,318             189,055
Interest & amortization of deferred
  debt costs                                      753,029              1,775          772,809             484,281
Other (income) expense, net                       (24,599)           (19,948)         (24,302)            (20,288)
                                              ------------------------------      --------------------------------
Net Loss                                      $(2,982,510)       $(2,030,052)     $(1,125,603)        $(1,902,781)
                                              ==============================      ================================

Weighted average Common
Shares outstanding                             24,436,773         18,557,547       55,297,784          21,708,767
                                              ==============================      ================================

Basic loss per share                          $     (0.12)       $     (0.11)     $     (0.02)        $     (0.09)
                                              ==============================      ================================

Current Assets                                $ 1,629,792        $ 1,000,415      $   647,688         $ 1,629,792
Total Assets                                  $ 1,691,277        $ 1,783,044      $   687,855         $ 1,691,277
Current Liabilities                           $ 2,421,335        $ 1,732,306      $ 2,482,927         $ 2,421,335
Total Liabilities                             $ 2,441,401        $ 1,760,932      $ 2,497,542         $ 2,441,401
Shareholders' equity (deficit)                $  (750,124)       $    22,112      $(1,809,687)        $  (750,124)

Management's Discussion and Analysis or Plan of Operation

Plan of Operations
------------------

The short-term objectives of DDSI are the following:

1. The short-term objective of DDSI is to continue to expand the sale and acceptance of its core solutions by offering new and synergistic biometric (a measurable, physical characteristic or personal behavioral trait used to recognize the identity, or verify the claimed identity, of an individual) (i.e. FMS) security products to its installed base in the criminal justice market. The Company's objective is to expand with these, and additional products, into much larger commercial and federal markets.

DDSI's long-term objectives are as follows:

1. To seek additional products to sell into its basic business market--Criminal Justice -- so that DDSI can generate sales adequate enough to allow for profits. New products include FMS (Fingerprint Matching System), and Identify on Demand.

2. Continue pursuing the FBI certification of the Compu-Scan 3000 fingerprint capturing device. This would include redesigning the slap unit of the Compu-Scan to capture a palm print as well as a fingerprint. In addition consideration will be given to the creation of a contactless single digit reader that would not require FBI certification. There is no guarantee that the company will be able to raise sufficient funding to complete this project or that it will ever be able to meet FBI certification

DDSI believes that it will not reach profitability until the year 2003. Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. DDSI has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. If DDSI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations.

DDSI is doing the following in its effort to reach profitability:

     o   Cut costs in areas that add the least value to DDSI.
     o Derive funds through investigating business alliances with other companies who may wish to license the Compu-Scan device or o the FMS SDK (software developers kit).
     o Increase revenues through the introduction of Compu-Capture, specifically towards kindergarden through twelfth grades, for the creation of ID cards.
     o Increase revenues through the introduction of a scaled down version of our Compu-Capture product.

Results of Operations
---------------------

Nine Months September 30, 2002 Compared to the Nine Months
 Ended September 30, 2001
----------------------------------------------------------

Revenues for the nine months ended September 30, 2002 of $988,051 decreased $164,750 or 14% from the nine months ended September 30, 2001. DDSI generates its revenues through software licenses, hardware, post customer support arrangements and other services. The decrease in DDSI's revenue is attributed to discontinued sales of the SI-3000 product line at the end of the first quarter in 2001. SI-3000 products' largest revenue impact was in software sales. These revenues are included in deferred revenue until the job has been completed and

"signed-off" by the client. Once that job is completed, revenue is then recognized on the income statement. During the first nine months of 2002, DDSI recognized revenue of $211,500 from software sales and software maintenance agreements from previous installations of SI-3000. Maintenance revenues increased $57,795 or 14% from the nine months ended September 30, 2001 primarily due to an increase in DDSI's customer's service and additional stations being purchased by customers which include software maintenance agreements.

Cost of goods for the period ended September 30, 2002 was $376,860 a decrease of $57,650 or 13% from the same period, prior year. The decrease was attributable to the decrease in SI-3000 projects. Cost of goods sold as a percentage of revenue for the period ended September 30, 2002 was 38% of total revenues, versus 38% in the same period a year earlier.

Costs and expenses decreased $938,604 or 34% during the nine months ended September 30, 2002 versus the nine months ended September 30, 2001. The decrease is due primarily to the cost containment efforts of the Company. This decrease was offset by an increase in interest and amortization of deferred debt cost of $772,809 in connection with the convertible debentures issued in 2001. All other expenses of the Company experienced decreases for the nine months ended September 30, 2002 versus the nine months ended September 30, 2001.

General and Administrative expenses for the nine month period ending September 30, 2002 was $723,373 versus $1,320,601 for the same period prior year for a decrease of $597,228 or 45%. This decrease was mainly attributable to a decrease in salaries and related payroll expenses of $170,606, a prior year charge in miscellaneous of $266,780 for services paid in stock, a decrease in accounting fees of $68,812, a decrease in insurance costs of $22,344, and miscellaneous items for $55,000.

Sales and Marketing expenses decreased $287,100 for the nine-month period ended September 30, 2002 from $362,605 (2001) to$75,505 (2002) or a 79% decrease. This decrease was mainly attributable to a decrease in salaries, commissions, benefits and payroll taxes in the aggregate of $167,034, travel expenses of $47,361, a decrease in public relations / advertising costs of $18,380, a reduction in trade show expenses of $4,303, a decrease in hiring expenses of $36,300, a cost cut in computer expenses of $5,529 and miscellaneous items for $8,152.

Research and development for the nine months ended September 30, 2002 was $168,091 compared to $284,818 for the same period prior year for a decrease of $116,727, which was due in part to a decrease in research and development consulting costs of $15,099. Also contributing to the overall decrease was the decline in salaries, benefits and payroll taxes in the aggregate of $69,433, travel expenses by $27,630 and miscellaneous items of $4,100.

The net loss for the Company decreased 41% for the nine months ending September 30, 2002 to ($1,128,926) from ($1,902,781) for the nine months ending September 30, 2001. This was principally due to the decrease in expenses during the period.

Net cash used in operating activities for the nine months ended September 30, 2002 and 2001 was ($469,562) and ($671,731), respectively. The decrease in cash used from operating activities in the nine months ended September 30, 2002 versus 2001 of $202,169 was principally due to the decrease in net loss for the nine months.

Net cash provided by (used in) investing activities nine months ended September 30, 2002 and 2001 was $4,918 and $(2,220) respectively, reflecting a change of $7,138. This change is due to lack of purchases of furniture and equipment for the nine months ended September 30, 2002 as compared to the same period prior year.

Net cash provided by financing activities was $131,848 and $628,646 for the nine months ended September 30, 2002 and 2001, respectively, reflecting a decrease of 496,798. This decrease was principally due to decrease in proceeds from issuance of convertible debenture.

Three Months September 30, 2002 Compared to the Three Months Ended
 September 30, 2001
-------------------------------------------------------------------

Revenues for the three months ended September 30, 2002 of $573,892 versus three months ended September 30, 2001 of $427,543 increased $146,349 or 34%. As indicated above, the Company generates its revenues through software licenses, hardware, post customer support arrangements and other services. The increase in the Company's revenue is attributed to the completion of an SI-3000 project. Maintenance revenues increased $12,121 or 9% from the three months ended September 30, 2001 primarily due to an increase in the Company's customers entering into such arrangements and the revenue sharing agreement with Itx on maintenance of the SI-3000 product. Other revenues consist of sales of supplies that the Company makes available to its customers, such as wristbands, ID cards and print packs. More customers ordered such items in the three months ended September 30, 2002 versus 2001. Cost of goods increased $130,125 or 79% due to the completion of the SI-3000 project; whereas there was less SI-3000 activity during the same period in 2001. Cost of goods consisted of 51% of total revenues for 2002; whereas cost of goods in 2001 consisted of 39% of the revenues.

Costs and expenses decreased $256,334 or 41% during the three months ended September 30, 2002 versus the three months ended September 30, 2001. The decrease is due to reduction of general and administrative related expenses such as stock for services ($80,250), salaries ($40,844), insurance costs ($9,989). A decrease of ($37,776) in the sales and marketing departments was a result of lower costs. The research and development department also contributed to the overall decrease in reducing consulting costs of ($86,426).

The net loss for the Company decreased 61% for the three months ending September 30, 2002 to ($232,406) from ($599,138) for the three months ending September 30, 2001. This was principally due to the decrease in cost of goods and overall operating costs during the period.

Year Ended December 31, 2001 versus Year Ended December 31, 2000
----------------------------------------------------------------
Revenues for the year ended December 31, 2001 of $1,726,707 decreased by 43% from 2000. The Company generates its revenues through software licenses, hardware, post customer support arrangements and other services. The decrease in the Company's revenue for software and hardware during the period is attributed to a decrease in the sales of the SI-3000 product, which the Company has ceased to actively sell. Maintenance revenues decreased $62,512 or 11% from the year ended December 31, 2000 primarily due to a decrease in the Company's customers entering into such arrangements and the revenue sharing agreement with Itx on maintenance of the SI-3000 product line. Since Itx provided the support, there was a 90/10 revenue split. The 10% payment to DDSI covers the Company's accounting and administrative efforts. DDSI has an arms length relationship with Itx and does not have a relationship with any of its officers or directors. DDSI has an agreement with Itx whereby if one of DDSI's FMS clients contracts for maintenance, Itx provides the maintenance. Other revenues consist of sales of supplies that the Company makes available to its customers, such as wristbands, ID cards and print packs. More customers ordered such items in the year ended December 31, 2001 versus December 31, 2000, which accounted for the modest increase. Cost of goods decreased $906,583 or 56% due to the decrease in revenues and was reduced to 41% of total revenues from 53% in the same period a year earlier. Both the lower cost of sales and the higher gross margin are attributed to the decrease in sales of the SI-3000.

Operating Costs and expenses decreased $754,439 or 23% during the year ended December 31, 2001 versus the year ended December 31, 2000. The decrease is due primarily to the strict cost containment measures the Company has put in place and the reorganization of the sales department. Non-operating expenses increased $413,604 due to the write-off of capitalized software development costs related to the Compu-Scan device. Other expenses also increased $900,125 due to interest expense in connection with the convertible debentures issued in 2001 and the provision for doubtful note receivable of former officer recorded in 2001. The increase in other expenses of $900,125 for the year ending December 31, 2001 versus the year ending December 2000 was attributable to $530,780 of the amortization of beneficial conversion costs related to the convertible debentures, $184,945 in amortization of debt discounts, $177,400 in allowance for ex-officer loan, and $7,000 in late charges.

General and Administrative for the twelve month period December 31, 2001 was $1,705,242 versus $1,843,336 for the same period prior year for a decrease of $138,094 or 7.5%. This decrease was mainly attributable to a decrease in salaries of $56,110 and a prior year charge in miscellaneous of $84,808 for services paid in stock.

Sales and Marketing and Research and Development expenses decreased $463,167 for the twelve-month period December 31, 2001 from $917,381, or 50%. This decrease was mainly attributable to a decrease in salaries and commissions of $333,337, travel expenses of $158,259 offset by an increase in public relations of $35,250.

Research and Development decreased $153,133 for the twelve month period ended December 31, 2001 or 28.5% for the same period prior year. The decrease was mainly attributable to a reduction in professional consulting of $145,889 plus a reduction in travel & entertainment of $9,034.

Other expenses increased $1,313,729 due to the following: 1) a $413,604 charge due to the write-off of capitalized software development costs related to the Compu-Scan device, 2) a $580,780 charge for below market beneficial debt conversion costs, 3) $184,945 in amortization of debt discounts, 3) $7,000 in late fees, and 4) a $177,400 charge to bad debt.

The net loss for the Company increased 47% for the year ending December 31, 2001 to $2,982,510 from $2,030,052 for the year ending December 31, 2000. This was principally due to the decrease in revenues for the period.

Net cash used in operating activities for the years ended December 31, 2001 and 2000 was $1,019,331 and $1,334,167, respectively. The change in cash from operating activities in 2001 versus 2000 of $314,836 was principally due to the increase in the net loss for the year ended December 31, 2001 versus 2000 of $952,451 as well as due to amortization of debt discount of $676,486 for the year ended December 31, 2001, offset by other changes in operating assets and liabilities.

Net cash provided by (used in) investing activities was $(9,888) and $57,348 for the years ended December 31, 2001 and 2000, respectively, reflecting a change of $(67,236). This change is due to lesser purchases of furniture and equipment in the year ended December 31, 2001, and less cash being released from restriction in 2001.

Net cash provided by financing activities was $1,262,004 and $1,302,473 for the years ended December 31, 2001 and 2000, respectively, reflecting a change of $42,469. This decrease was principally due to only $229,000 in net proceeds received from the issuance of the Company's common stock in 2001, versus $1,164,066 received in 2000. The Company received net proceeds of $1,056,000 from the issuance of convertible debentures during the year ended December 31, 2001.

Year Ended December 31, 2000 versus Year Ended December 31, 1999
----------------------------------------------------------------
Revenues for the year ended December 31, 2000, $3,026,458, increased by 6% from 1999. The Company attributes this to the fact that the SI-3000 product line had an increase in sales and the upgrade to Compu-Capture was completed. The Company generates its revenues through software licenses, hardware, post customer support arrangements and other services. The increase in the Company's software fees during the period is attributed to the continued increase in the sales of the SI-3000 product. Maintenance revenues increased $44,315 or 8% from the prior period primarily due to an increase in the Company's customers entering into such arrangements. Other revenues consist of sales of supplies that the Company makes available to its customers, such as wristbands, ID cards and print packs. Fewer customers ordered such items in the year ended December 31, 2000 versus 1999, which accounted for the decrease of $97,878 or 61%. The Company's gross profit decreased 24% during the year ending December 31, 2000 versus the year ending December 31, 1999, due to an increase in sales of the SI-3000 product line which has lower margins. Overall the gross profit percentage per sale decreased 19%.

Costs and expenses increased $376,455 or 12% during the year ended December 31, 2000 versus the year ended December 31, 1999. This increase is due to an increase in general and administrative expenses in the amount of $249,490. Additionally, research and development costs increased in the amount of $106,751 due principally to the continued upgrading of the Company's core software packages to 32 bit code. Costs of revenues during this period increased as a result of the corresponding increase in revenues as described above.

The net loss for the Company increased 68% for the year ending December 31, 2000 to $2,030,052 from $1,205,517 for the year ending December 31, 1999. This was principally due to a lower percentage increase of revenues than the percentage increase of costs and expenses during the year.

Net cash used in operating activities for the years ended December 31, 2000 and 1999 was $1,334,167 and $866,542, respectively. The change in cash from operating activities of $467,625 was principally due to the increase in the net loss for 2000.

Net cash provided by (used in) investing activities was $57,348 and ($699,570) for the years ended December 31, 2000 and 1999 respectively, reflecting a change of $756,918. This change was a result of decreased software development costs of $413,604 in 2000, the purchase of furniture and equipment of $30,325 and proceeds from the sale of restricted cash of $99,548.

Net cash provided by financing activities was $1,302,473 and $1,664,716 for the years ended December 31, 2000 and 1999, respectively, reflecting a change of $362,243. This decrease was principally due to less proceeds received from the issuance of the Company's common stock in the 2000 year.

Liquidity and Capital Resources
-------------------------------

The Company's revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, the Company has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet the Company's cash needs, or that a sufficient amount of the Company's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company.

Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. DDSI has in the past relied on private placements of common stock securities, and loans from private investors to sustain operations. However, if DDSI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations.

DDSI is doing the following in its effort to reach profitability and positive cash flow:

o    Cut costs in areas that add the least value to DDSI.
o Derive funds through investigating business alliances with other companies who may wish to license the Compu-Scan device or the FMS SDK (software developers kit).
o Increase revenues through the introduction of Compu-Capture in the education industry, specifically towards kindergarten through twelfth grades, for the creation of ID cards.
o Increase revenues through the introduction of a scaled down version of our Compu-Capture product.

December 31, 2001 and December 31, 2000

At December 31, 2001, the Company had assets of $1,691,277 compared to $1,783,044 on December 31, 2000, a decrease of $91,767 and shareholder deficiency of $(750,124) on December 31, 2001 compared to shareholder equity of $22,112 on December 31, 2000, a decrease of $772,236. This decrease in shareholder equity for the year ended December 31, 2001 resulted from the net loss for the year ended December 31, 2001 of $2,982,510, offset by the issuance of common stock and the debt discounts related to the issuance of convertible debentures.

As of December 31, 2001, the Company had a negative working capital of $791,543, a change of $59,652 from a negative working capital of $731,891 at December 31, 2000, which was primarily a result of an increase in cash, prepaid expenses and debt discount as well as a decrease in accounts receivable with an overall increase netting $647,308 and a decrease in accounts payable and accrued expenses with increases in convertible debentures with the net result of $689,134. The increase in prepaid expenses is attributable to prepaid SI-3000 costs as of December 31, 2001. The prepaid SI-3000 expenses represent cash payments for software - $139,095, hardware - $13,422, sub-contractors - $68,140 and software maintenance - $38,178 paid by the Company in advance of and/or during the installation of the SI-3000 product. The costs remain in prepaid expenses until there is customer acceptance of the fully installed system, which is evidenced by the signature of the customer. Once acceptance from the customer is obtained, prepaid costs and the related deferred income are reduced and recognized as expense and revenue, respectively. Although the Company stopped selling the SI-3000 product during the second quarter of 2001, prepaid expenses related to the SI-3000 increased because installation and customer acceptance of the SI-3000 can take in excess of two years, and the Company is still in the process of fulfilling contracts related to customer orders placed prior to the date the Company stopped selling the SI-3000. The Company has no control over the time frame as to when the installation and customer acceptance takes place. This issue is in the hands of Itx as they are the ones to determine installation dates. Also to be taken into consideration is additional time needed to resolve any problems that may be encountered by Itx with its installation of the SI-3000 product. As of December 31, 2001, The Company had prepaid expenses of approximately $260,000 for SI-3000 installation projects which had not yet commenced or were in progress, compared to $-0- prepaid SI-3000 costs at December 31, 2000 as similar contracts with these prepayments did not exist at December 31, 2000. The Company expects to substantially fulfill all SI-3000 orders by Year Ended 2003 at which time the costs and related deferred revenue will be recognized.

The Company expects that its monthly operating expenses should not exceed $80,000 per month which it believes it can maintain until such time as profitability and cash flow are sufficient to cover these monthly expenses. Until the above can be attained the Company will have to seek additional funding.

DDSI's monthly operating expenses are about $80,000 per month. Of this $61,000 is covered by operations and $19,000 is covered by outside financing. If unable to sustain outside financing, DDSI would need $60,000 per month to maintain operations on a bare bones basis.

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                                                 DIGITAL DESCRIPTOR SYSTEMS, INC.
                           Proxy for the Annual Meeting of Stockholders to be held on February 25, 2003
                                    This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Owen Naccarato, Esq., attorney with full power of substitution, to vote as directed below all shares of Common Stock of Digital Descriptor Systems, Inc. (the "Company"), registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of the Company, 446
Lincoln Highway, Fairless Hills, Pennsylvania, on February 25, 2003 at 10:00 a.m. local time, and at any adjournment or postponement thereof (the "Meeting").

1.  TO ELECT FOUR DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED
    (   ) FOR all nominees listed below (except as marked            (   ) WITHHOLD AUTHORITY to vote for all nominees
          to the contrary)                                                 listed below
    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.
                  Robert Gowell              Vincent Moreno              Michael Pellegrino              Anthony Shupin

2.  THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
    COMMON STOCK FROM 150,000,000 TO 750,000,000.
                  (   ) FOR                     (   )  AGAINST                  (   ) ABSTAIN

3.  TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO PROVIDE FOR A STOCK COMBINATION
    (REVERSE SPLIT) OF THE COMMON STOCK IN AN EXCHANGE RATIO TO BE APPROVED BY THE BOARD, FROM ONE NEWLY ISSUED SHARE FOR EACH
    TEN OUTSTANDING SHARES OF COMMON STOCK TO ONE NEWLY ISSUED SHARE FOR EACH TWENTY OUTSTANDING SHARES OF COMMON STOCK.
                  (   ) FOR                     (   )  AGAINST                  (   ) ABSTAIN

4.  TO APPROVE THE APPOINTMENT OF WITHUMSMITH+BROWN AS AUDITORS FOR DIGITAL DESCRIPTOR SYSTEMS, INC.
                  (   ) FOR                     (   )  AGAINST                  (   ) ABSTAIN

5.  AS SUCH PROXIES MAY IN THEIR DISCRETION DETERMINE IN RESPECT OF ANY OTHER BUSINESS PROPERLY TO COME BEFORE THE MEETING (THE
    BOARD OF DIRECTORS KNOWING OF NO SUCH OTHER BUSINESS). THE DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 THROUGH 4.

UNLESS THE UNDERSIGNED DIRECTS OTHERWISE THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 5 AS PROPOSED.
                                                                             PLEASE SIGN, DATE, AND RETURN IN THE ENVELOPE PROVIDED.

                                                                             DATED _________________________, 2003

                                                                             Signature:_____________________________________________

                                                                             Signature:_____________________________________________

                                                                             Please sign in the same form as your name or names
                                                                             appear hereon. For joint accounts, Both owners must
                                                                             sign. Executors and other fiduciaries should indicate
                                                                             their title. If Signed on behalf of a corporation,
                                                                             give the title of the officer signing.



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